Exhibit 4.1

EXECUTION VERSION

CREDIT AGREEMENT

dated as of

May 15, 2019

between

SEASPAN HOLDCO III LTD.,

as Borrower,

SEASPAN CORPORATION,

as Guarantor,

CITIBANK, N.A.,

as Administrative Agent

CITIGROUP GLOBAL MARKETS INC.,

as Sole Structuring Agent

CITIBANK, N.A.,

as Lead Bookrunner

CITIBANK, N.A.,

BANK OF MONTREAL

WELLS FARGO BANK, N.A.

as Mandated Lead Arrangers and Bookrunners

BNP PARIBAS

NATIONAL AUSTRALIA BANK LIMITED

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Lead Arrangers

BANK SINOPAC

as Co-documentation Agent

and

THE SEVERAL LENDERS FROM TIME TO

TIME PARTY HERETO

i

SCHEDULES

SCHEDULE 1.01	-	Estimated add back related to vessel depreciation
SCHEDULE 2.01	-	Commitments and Lenders
SCHEDULE 2.02	-	Concentration Limit Requirements

EXHIBITS

EXHIBIT A	-	Assignment and Assumption
EXHIBIT B	-	Compliance Certificate
EXHIBIT C	-	Identified Vessels

v

CREDIT AGREEMENT dated as of May 15, 2019 (this “Agreement”), between SEASPAN HOLDCO III LTD., a company incorporated in the Marshall Islands (the “Borrower”), SEASPAN CORPORATION, as a Guarantor, the several banks and other financial institutions or entities from time to time party hereto as Lenders, CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), CITIGROUP GLOBAL MARKETS INC., as sole structuring agent (in such capacity, the “Structuring Agent”), CITIBANK, N.A., as lead bookrunner (in such capacity, the “Lead Bookrunner”), CITIBANK, N.A., BANK OF MONTREAL and WELLS FARGO BANK, N.A., as mandated lead arrangers and bookrunners (in such capacity, the “Mandated Lead Arrangers and Bookrunners”), BNP PARIBAS, NATIONAL AUSTRALIA BANK LIMITED and SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH, as lead arrangers (in such capacity, the “Lead Arrangers”) and BANK SINOPAC, as co-documentation agent (in such capacity, the “Co-documentation Agent”).

W I T N E S S E T H:

WHEREAS the Borrower has requested from the Lenders a loan facility of up to US$1,000,000,000 comprised of (a) a revolving loan and revolving letter of credit facility in an aggregate principal amount not to exceed US$200,000,000 as set forth herein and (b) a term loan facility in an aggregate principal amount of US$800,000,000 as set forth herein.

WHEREAS the proceeds of the Loans will be used (a) to finance the acquisition of Collateral Vessels and refinance existing indebtedness in relation to the Collateral Vessels and (b) for general corporate purposes of the Borrower and the Guarantor.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Defined Terms. Capitalized terms used in this Agreement which are not otherwise defined have the meanings assigned to them in the Intercreditor Agreement. As used in this Agreement, the following terms have the meanings specified below:

“Account Bank” means, in relation to the HK Collection Account, Citibank, N.A., Hong Kong Branch, in relation to any Vessel Owner Account, such bank as may be approved by the Administrative Agent, and, in relation to all other Accounts, Bank of Montreal.

“Account Charge” means, in relation to each of the Charged Accounts, the first priority fixed charge or pledge over all such accounts given or to be given by the relevant account holder thereof in favor of and in form and substance satisfactory to the Security Trustee.

“Additional Secured Debt” has the meaning specified in the Intercreditor Agreement.

“Additional Security” means any Security Interest created pursuant to Section 6.10.

“Additional Vessel” means any vessel (other than Identified Vessels) that meet the Eligibility Criteria.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 9.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Administrative Parties” means, collectively, the Mandated Lead Arrangers and Bookrunners, the Administrative Agent, the Structuring Agent and the Security Trustee.

“Advance Rate” shall mean, for any Borrowing and the Collateral Vessel related thereto, the amount calculated as a percentage of the Asset Value of such Collateral Vessel as follows: (a) in respect of a Collateral Vessel which is subject to an Eligible Charter, (i) where such Collateral Vessel is less than 10 years old, 70%, and (ii) where such Collateral Vessel is equal to or greater than 10 years old, 55%; and (b) in respect of a Collateral Vessel which is not subject to an Eligible Charter, (i) where such Collateral Vessel is less than 10 years old, 60%, and (ii) where such Collateral Vessel is equal to or greater than 10 years old, 45%.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, Structuring Agent and Mandated Lead Arrangers and Bookrunners.

“Agent Parties” has the meaning specified in Section 9.01(d)(ii).

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Anti-Corruption Laws” means all laws, rules, and regulations, as amended, concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 (as amended), and all other applicable anti-bribery and corruption laws, regulations or ordinances in any jurisdiction where the Obligors are located or doing business.

“Anti-Money Laundering Laws” has the meaning specfied in Section 3.21.

“Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments. In respect of any Single Lender Letter of Credit, the Applicable Percentage of the applicable Single Lender Issuing Bank shall be one hundred per cent. (100%) and the Applicable Percentage of all other Lenders shall be zero.

“Approved Flag State” means the Republic of the Marshall Islands, the Commonwealth of the Bahamas, the Republic of Liberia, the Republic of Panama, the Commonwealth of Bermuda, the Cayman Islands, the Isle of Man, Malta, Hong Kong, the United Kingdom, the Commonwealth of Australia, Barbados, Belgium, the Republic of Cyprus, Danish International Ship Register (DIS), Germany, Gibraltar, Greece, Norwegian International Ship Register (NIS), Norway, The Netherlands, Singapore and any other flag state approved by the Administrative Agent in writing. The Administrative Agent shall, in giving any such approval, act on the instructions of all Lenders, unless no Lender has objected to any such other flag state within 15 days of a request for approval, in which case, the Administrative Agent shall act on the instructions of the Required Lenders.

“Approved Valuers” means H. Clarkson & Co. Ltd. and Howe Robinson Partners (or, in either case, such other appraiser as the Administrative Agent shall agree).

“Asset Value” means, in respect of any Collateral Vessel or Substitute Vessel, the greater of the DCF Value and the Market Value of such Collateral Vessel.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Termination Date” means the Term Loan Availability Termination Date or the Revolving Loan Availability Termination Date, as applicable.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“BB Event” means, as of any BB Test Date, a BB Ratio in excess of 1.0:1.0x.

“BB Incurrence Period” means each period of time during which the BB Ratio is equal to or greater than 0.95 : 1.0x.

“BB Ratio” means, at any Test Date, the ratio of (a) the aggregate of (x) the outstanding Program Debt plus (y) the then mark-to-market value of any amounts payable to (but, for the avoidance of any doubt, ignoring amounts payable by) the Hedge Counterparties under any Hedging Agreements and the other Hedge Counterparties (as defined in the Intercreditor Agreement) under any other Hedging Agreements (as defined in the Intercreditor Agreement), to (b) the Borrowing Base.

“BB Test Date” means (a) each Borrowing Date; (b) each Vessel Substitution Date; (c) each Vessel Disposition Date; and (d) commencing on the Initial Borrowing Date, each Determination Date.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Bill of Sale” means, in respect of a Collateral Vessel, the relevant bill of sale (or other instrument of transfer) executed by the relevant seller in favor of the relevant Vessel Owner pursuant to the relevant Purchase Agreement.

“Borrower” means Seaspan Holdco III Ltd., a company incorporated in the Marshall Islands or such other jurisdiction approved by the Administrative Agent with the consent of all Lenders (in their reasonable discretion).

“Borrower Materials” has the meaning specified in Section 9.01(e).

“Borrowing” means a borrowing by the Borrower of Loans.

“Borrowing Base” means, at any Test Date, the aggregate of (a) the latest Asset Value of each Collateral Vessel (other than Excluded Collateral Vessels) multiplied by the Advance Rate applicable to each such Collateral Vessel (provided that, where a Concentration Limit Event has occurred and is continuing, there shall be excluded from the Borrowing Base an amount equal to the Asset Values of Collateral Vessels solely to the extent such Asset Value exceeds the specified percentage thresholds set forth on Schedule 2.02); (b) any Additional Security multiplied by such percentage as shall be agreed between the Borrower and the Administrative Agent acting in their reasonable judgment; and (c) the then current balance of any amounts on deposit in the Collateral Account.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.01 or 2.02 as a date on which any Borrower requests the Lenders to make Loans hereunder.

“Borrowing Request” means (a) a request for a Term Loan Borrowing, or (b) a request for a Revolving Loan Borrowing, which in each case shall be in such form as the Administrative Agent may approve.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York, the Province of British Columbia, the Province of Ontario or Hong Kong, or is a day on which banking institutions in such jurisdictions are authorized or required by Law to close; provided that (a) when used in connection with a LIBO Rate Loan, the term “Business Day” means any such day that is also a day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market and (b) when used in connection with any Borrowing Date, the term “Business Day” shall also exclude any day which is a legal holiday in Paris, Montreal and Taipei.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank. “Cash Collateral” shall have a meaning analogous to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Sweep Event” means a BB Event or a DSCR Cash Sweep Event.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the acquisition, directly or indirectly, by any person or group of persons other than a UBO of beneficial ownership of more than 50% of the aggregate outstanding voting power of the equity interests of the Guarantor.

“Charged Accounts” means each of: (a) the Collection Account; (b) the Collateral Account; (c) the HK Collection Account; and (d) any Vessel Owner Account, and each such account shall be held with the Account Bank in the name of (in the case of any Vessel Owner Account) the relevant Vessel Owner and (in all other cases) the Borrower.

“Charter” means any charter or contract for the use, employment or operation of a vessel or the carriage of people and/or cargo or the provision of services by or from such vessel.

“Charter Guarantees” means in relation to each of the Collateral Vessels, any guarantee provided or to be provided by a Charter Guarantor in relation to a Charterer’s obligations under a Charter and “Charter Guarantee” means any of them.

“Charter Guarantor” means any guarantor of a Charterer’s obligations under a Charter.

“Charter Termination Fee” means any amount due to the Borrower or Vessel Owner from a Charterer or Charter Guarantor as a result of or in connection with the termination of a Charter.

“Charterer” means any charterer of a Collateral Vessel, and “Charterer” shall mean any of them.

“Charterer’s Undertaking” means, in respect of any Collateral Vessel which is subject to a Charter which is a demise or bareboat charter, an undertaking from the Charterer in favor of the Security Trustee in the form reasonably agreed between the Security Trustee and the Borrower.

“Classification Society” means Lloyds Register of Shipping, DNV GL, or any other member of the International Association of Classification Societies.

“Closing Date” means the date hereof.

“Code” means the Internal Revenue Code of 1986.

“Collateral Vessel” means each or any, as the context may require, of the Identified Vessels and Additional Vessels which are from time to time the subject of a Borrowing or a Borrowing Request or which are otherwise mortgaged or over which security is granted to secure Program Debt, and any Substitute Vessel that has satisfied the requirements of Section 6.05, but excluding any Collateral Vessel which has been sold and which no longer constitutes part of the Security, in each case in accordance with this Agreement.

“Collection Account” means the account of the Borrower maintained with Bank of Montreal with account number 0004-4624-914.

“Commitment Fee” means the fees payable by the Borrower pursuant to Sections 2.09(b) and (c).

“Commitments” means, collectively, the Term Loan Commitments and the Revolving Loan Commitments.

“Communications” has the meaning specified in Section 9.01(d)(ii).

“Compliance Certificate” means the form of certificate attached at Exhibit B.

“Concentration Limit Event” means the occurrence and continuance of any breach of the Concentration Limit Requirements.

“Concentration Limit Requirements” has the meaning specified in Schedule 2.02.

“Concentration Test Date” means each of the following dates, commencing from the earlier of the date falling six (6) months after the Closing Date and the date on which the last Identified Vessel is the subject of a Borrowing hereunder: (a) each Borrowing Date; (b) each Vessel Substitution Date; (c) each Vessel Disposition Date; (d) any date on which a Vessel Owner proposes entering into a new Eligible Charter in respect of a Collateral Vessel; and (e) each other Test Date.

“Consolidated Tangible Net Worth” means, as of any date of determination, for the Guarantor on a consolidated basis, total shareholders’ equity as reported in the most recently delivered balance sheet of the Guarantor and its consolidated Subsidiaries adjusted by:

(a) adding any subordinated debentures (being convertible debentures and other equity linked instruments which are subordinate to the rights of its unsecured creditors generally and which are akin to equity), mezzanine equity and redeemable shares;

(b) adding the amount referred to in Schedule 1.01 for the date of such balance sheet (as the same may be adjusted from time to time to reflect the sale of any of the vessels referred to in Schedule 1.01 whether or not they are Collateral Vessels or Collateral Vessels at the date of their sale, following the date of this Agreement);

(c) deducting any amount attributable to goodwill or any other intangible asset; and

(d) reflecting any variation in the amount of the issued share capital of the Guarantor since the date of such balance sheet.

“Contracted Net Cash Flow” means, in respect of any Collateral Vessel and Eligible Charter, the contracted cash flow payable to the applicable Vessel Owner under such Eligible Charter, reduced by US$6,800 per day (which amount shall be escalated on an annual basis at the LTM Rate), provided that Contracted Net Cash Flow in respect of any Collateral Vessel and Eligible Charter and any extension period shall be deemed to be zero to the extent that, as of the relevant date, the applicable contracted cash flow payable during such extension period (or part thereof) is uncertain or is not capable of being conclusively calculated.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings analogous thereto.

“Credit Extension” means (a) a Borrowing or (b) an L/C Credit Extension.

“DCF Value” means the sum of (i) the Present Value of Contracted Net Cash Flow in respect of the relevant Collateral Vessel, plus (ii) the Terminal Value of such Collateral Vessel.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Debtor Relief Plan” means a plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Deed of Covenants” means, in respect of a Collateral Vessel, the deed of covenants entered into or to be entered into by the relevant Vessel Owner and the Security Trustee collateral to the Mortgage over that Collateral Vessel.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate (before as well as after judgment) equal to the applicable interest rate set forth in Section 2.08(a) plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after request by Borrower or Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and, if applicable, participations in then outstanding Letters of Credit under this Agreement, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from (A) the jurisdiction of courts within the United States, or (B) with respect to any Lender that is otherwise subject to the jurisdiction of courts outside the United States, the jurisdiction of such courts, or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Determination Date” means the last day of each of February, May, August and November in each year.

“Dollar” and “$” mean lawful money of the United States.

“DSCR Cash Sweep Event” means, as of any date of determination, the failure of the DSCR Ratio as of such date to be at least equal to 1.25:1.0x.

“DSCR Ratio” means, with respect to the last two fiscal quarters for the Borrower, the ratio of: (a) EBITDA of the Borrower for such period, to (b) the aggregate amount of scheduled principal and interest payable (excluding any final payments due at maturity) in respect of Program Debt during the applicable period (whether or not actually paid during such period), plus any Commitment Fees payable during such period, plus any amounts paid by the Borrower during such period under any Hedging Agreements.

“Earnings” means, in respect of a Collateral Vessel, all present and future moneys and claims which are earned by or become payable to or for the account of the Borrower or Vessel Owner in connection with the operation or ownership of that Collateral Vessel and including but not limited to: (a) freights, passage and hire moneys (howsoever earned); (b) remuneration for salvage and towage services; (c) demurrage and detention moneys; (d) all moneys and claims in respect of the requisition for hire of that Collateral Vessel; (e) payments received in respect of any off-hire insurance; (f) payments received pursuant to any Charter Guarantee relating to that Collateral Vessel; and (g) Charter Termination Fees or other payments in respect of the termination of any Charter, including without limitation, pursuant to legal proceedings, arbitration or other settlement arrangements.

“EBITDA” means the net income of the Guarantor (on a consolidated basis) or the Borrower, as applicable, for a Measurement Period as adjusted by:

(a) adding back taxation;

(b) adding back Interest Expenses;

(c) taking no account of any extraordinary item;

(d) excluding any amount attributable to minority interests;

(e) adding back depreciation and amortization, including amounts relating to operating leases but with the exception of amortization of dry-docking costs;

(f) adding back non-cash expenses and deducting non-cash gains, including mark to market on Hedging Agreements and any other financial instruments and stock based compensation;

(g) adding bareboat charter fees and deducting bareboat related interest income from leasing;

(h) taking no account of any revaluation of an asset or any loss or gain over book value, whether or not arising on the disposal of an asset (otherwise than in the ordinary course of trading) by the Guarantor or the Borrower, as applicable, during that Measurement Period; and

(i) adding proportionate distributions from unconsolidated entities to the Guarantor or the Borrower, as applicable.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” means: (a) such vessel shall be a container vessel that satisfies the requirements in respect of a Collateral Vessel set out in this Agreement; (b) such vessel shall be owned by (and not leased or chartered to) a Vessel Owner on the Borrowing Date; (c) its inclusion as a Collateral Vessel shall not give rise to a Default, a Concentration Limit Event, a BB Event or a DSCR Cash Sweep Event; and (d) it and any contract of employment or charter for such vessel shall comply with all requirements set out in the Loan Documents as if it was a Collateral Vessel and its owner was a Vessel Owner.

“Eligible Assignee” as the meaning given to it in Section 9.04(b).

“Eligible Charter” shall mean any firm contract for the employment of a Collateral Vessel with a Person other than a member of the Guarantor Group which has a remaining fixed term of not less than 3 months (which shall include any extension options which (i) if at the option of the Charterer, have been exercised, (ii) if at the option of the Vessel Owner, have or have not yet been exercised and (iii) are automatically exercised (without any condition, requirement or other arrangement whereby such extension will not occur other than a determination from the Vessel Owner otherwise)), and shall include any charter providing the applicable Vessel Owner with a termination right.

“Environmental Approvals” means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions, including all common law, relating to pollution or the protection of health, safety or the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions, discharges to waste or public systems and health and safety matters.

“Environmental Liability” means any liability or obligation, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly, resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or permitting or arranging for the disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Representative” means each Vessel Owner and the Manager together with their respective employees and all of those persons for whom such Vessel Owner or the Manager is responsible under any Applicable Law in respect of any activities undertaken in relation to any of the Collateral Vessels.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Article VII.

“Excess Risks” means, in respect of a Collateral Vessel: (a) the proportion of claims for general average, salvage and salvage charges which are not recoverable as a result of the value at which that Collateral Vessel is assessed for the purpose of such claims exceeding her hull and machinery insured value; and (b) collision liabilities not recoverable in full under the hull and machinery insurance by reason of those liabilities exceeding such proportion of the insured value of that Collateral Vessel as is covered by the hull and machinery insurance.

“Excluded Collateral Vessels” means each of:

(a) any Collateral Vessel with respect to which (i) any Security Document to which such Collateral Vessel or the applicable Vessel Owner is subject ceases to be valid in any material respect or (ii) any Security Document creating a Security Interest in such Collateral Vessel or the applicable Vessel Owner in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee in such Collateral Vessel or the applicable Vessel Owner as a result of the act or inaction of an Obligor; and

(b) any Collateral Vessel with respect to which the registration at the registry of any Approved Flag State is cancelled or any Collateral Vessel that is arrested or otherwise detained and not released within thirty (30) days.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), and (b) any withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means any letter between (inter alios) the Mandated Lead Arrangers and Bookrunners and/or the Administrative Agent and/or the Security Trustee and/or the Structuring Agent and/or the Lenders which states that it is a “Fee Letter” for the purposes of this Agreement and “Fee Letter” means any of them.

“Fees” means the Commitment Fee and other fees payable pursuant to any Fee Letter.

“Finance Party” means, collectively, each Lender, each Issuing Bank, any Receiver and any Administrative Party.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” means, subject to Section 1.03, United States generally accepted accounting principles as in effect as of the date of determination thereof.

“General Assignment” means in respect of a Collateral Vessel, the assignment of its Eligible Charter, any Charter Guarantee, any Requisition Compensation and the Earnings granted or to be granted by the relevant Vessel Owner in favor of the Security Trustee, together with any and all notices and acknowledgements entered into in connection therewith.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Financial Covenants” means the requirements set forth in Section 6.09(c) to (f).

“Guarantor Group” means the Guarantor and each of its Subsidiaries.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and other substances or wastes of any nature regulated under or with respect to which liability or standards of conduct are imposed pursuant to any Environmental Law.

“Hedgeable Loan Amount” means the aggregate outstanding balance of: (a) from the Closing Date until but excluding the Revolving Loan Availability Termination Date, the outstanding principal balance of the Term Loan; and (b) on and from the Revolving Loan Availability Termination Date, the outstanding principal balance of the Term Loan and the Revolving Loans.

“Hedge Counterparty” means any entity that is a Lender or an Affiliate of a Lender at the time the applicable Hedging Agreement is entered into, provided that any such Hedge Counterparty shall have the right to transfer to one or more transferees all or a portion of its rights and obligations under the Hedging Agreements, provided, unless an Event of Default has occurred and is continuing, such transferee shall be (a) a Lender, (b) an Affiliate of a Lender, or (c) either (i) a bank or financial institution that, at the relevant time, has a rating for its long-term unsecured and non-credit enhanced debt obligation (or an equivalent rating) of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited, or a comparable rating from any other internationally recognized credit rating agency, or (ii) a Person whose obligations under the applicable Hedging Agreement are guaranteed by a Person meeting the requirements set out in clause (i) above.

“Hedging Agreements” means each hedging agreement entered into or to be entered into, as the context may require, between a Hedge Counterparty and the Borrower for the purpose of hedging interest rate liabilities in relation to the Loans.

“HK Collection Account” means the account of the Borrower maintained with Citibank, N.A., Hong Kong Branch with account number 1004151018.

“Identified Vessels” means the vessels referred to in Exhibit C.

“Incremental Commitment” has the meaning specified in Section 2.21(a).

“Incremental Commitment Effective Date” has the meaning specified in Section 2.21(c).

“Incremental Lender” has the meaning specified in Section 2.21(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under (i) letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties and (ii) surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Hedging Agreement;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) any agreement treated as a finance or capital lease in accordance with GAAP; and

(g) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Indebtedness of any Person for purposes of clause (e) that is expressly made non-recourse or limited-recourse (limited solely to the assets securing such Indebtedness) to such Person shall be deemed to be equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(b).

“Identified Vessels” means the vessels referred to in Exhibit C.

“Information” has the meaning specified in Section 9.12.

“Initial Borrowing Date” means the date of the first Credit Extension hereunder.

“Insurances Assignment” means, in respect of a Collateral Vessel, the assignment of the Obligatory Insurances granted or to be granted in favor of the Security Trustee by the relevant Vessel Owner together with any and all notices and acknowledgments entered into in connection therewith.

“Insurers” means the underwriters or insurance companies with whom any Obligatory Insurances are effected and the managers of any protection and indemnity or war risks association in which any or the Collateral Vessels may at any time be entered.

“Intercreditor Agreement” means the intercreditor and proceeds agreement dated the Closing Date among, inter alios, the Borrower, the Guarantor, the Administrative Agent and the Security Trustee.

“Interest and Principal Coverage Ratio” means, as at any date of determination and with respect to any period, the ratio of EBITDA for such period to Interest and Principal Expense for such period.

“Interest and Principal Expense” means all Interest Expense incurred and all scheduled payments of principal (excluding any final payment thereof due on the maturity date thereof) made by the Guarantor and its consolidated Subsidiaries during a Measurement Period.

“Interest Expense” means all cash interest and cash commitment fees incurred by the Guarantor or the Borrower, as applicable, and its consolidated Subsidiaries during a Measurement Period.

“Interest Payment Date” means, in relation to the Term Loans and, following the Revolving Loan Availability Termination Date, the Revolving Loans, each Payment Date and, in relation to any Revolving Loan prior to the Revolving Loan Availability Termination Date, the last day of each Interest Period in respect thereof, and, in all cases, the Maturity Date.

“Interest Period” means, with respect to each Borrowing and the Loans constituting the same, the period commencing on the relevant Borrowing Date and ending on (a) in the case of the Term Loan, the next Interest Payment Date, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the Interest Payment Date immediately succeeding such last day; and (b) in the case of the Revolving Loans, the numerically corresponding day in the calendar month that is one, three or six months thereafter, as selected by the Borrower by notice to the Administrative Agent at least three Business Days before the beginning of such Interest Period, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the date one, three or six months thereafter, as so selected by the Borrower; provided in each case that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the relevant Maturity Date, and (iv) if no Interest Period is specified with respect to any Revolving Loan Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Intra Group Loan” means:

(a) any loan or other Indebtedness advanced by an Obligor, as lender, to any other Obligor (other than the Guarantor), as borrower; and

(b) any loan or other Indebtedness owing by the Borrower to a member of the Guarantor Group which is, as at the Closing Date, the shareholder of the owner of m.v. “Seaspan Thames”, “CMA CGM Tuticorin”, “MOL Brilliance”, “MOL Belief”, “YM World”, YM Wondrous”, “MOL Beauty” or “YM Wreath” or any other vessel owned, as at the Closing Date, directly or indirectly by Greater China Intermodal Investments LLC for purposes of adding a Collateral Vessel to the Collateral.

“Intra Group Loan Agreement” means any agreement in respect of an Intra Group Loan.

“IRS” means the United States Internal Revenue Service.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization Assembly as Resolutions A.741(18) and A.788(19), as the same may have been or may be amended or supplemented from time to time. The terms “safety management system”, “Safety Management Certificate”, “Document of Compliance” and “major non-conformity” shall have the same meanings as are given to them in the ISM Code.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“ISPS Code” means the International Ship and Port Facility Security Code adopted by the International Maritime Organization Assembly as the same may have been or may be amended or supplemented from time to time.

“Issuing Bank” means each Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.07; provided that such Lender has agreed to be an Issuing Bank.

“Joinder Agreement” means a joinder or similar agreement entered into by any Person (including any Lender) under Section 2.21 pursuant to which such Person shall provide an Incremental Commitment hereunder and (if such Person is not then a Lender) shall become a Lender party hereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Collateral Account” has the meaning specified in Section 2.07(k).

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance or renewal thereof or the extension of the expiry date thereof, or the reinstatement or increase of the amount thereof.

“L/C Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“L/C Documents” means, as to any Letter of Credit, each application therefor and any other document, agreement and instrument entered into by the Borrower or a Subsidiary with or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“L/C Fee” has the meaning specified in Section 2.09(b).

“L/C Issuing Bank Sublimit” means, with respect to any Issuing Bank, $10,000,000 or such other amount as the Borrower and such Issuing Bank may from time to time agree, provided that the L/C Issuing Bank Sublimit in respect of any Issuing Bank which has agreed to issue Single Lender Letters of Credit only shall be the lesser of $10,000,000 and the then outstanding Revolving Loan Commitment of such Issuing Bank in its capacity as Lender.

“L/C Obligations” means, at any time, the sum of (a) the aggregate maximum undrawn amount of all outstanding Letters of Credit at such time, including any automatic or scheduled increases provided for by the terms of such Letters of Credit, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The L/C Obligations of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total L/C Obligations at such time, provided that the L/C Obligations in respect of any Single Lender Letter of Credit and the applicable Single Lender Issuing Bank shall be the full amount of such Single Lender Letter of Credit. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Bank and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

“L/C Sublimit” means the Total Revolving Loan Commitments. The L/C Sublimit is part of, and not in addition to, the Revolving Facility.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any standby letter of credit issued hereunder.

“LIBO Rate” means, for any Interest Period with respect to any Borrowing, the greater of (a) the rate appearing on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that (i) if such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available, the “LIBO Rate” for such Interest Period shall be the Reference Bank Rate and (b) 0%.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loans” means, collectively, the Term Loan and the Revolving Loans.

“Loan Documents” means, collectively, this Agreement, the Intercreditor Agreement, the Hedging Agreements, any subordination agreement entered into in connection with section 5.02(g) of the Intercreditor Agreement, the Security Documents, any Borrowing Request, any promissory notes issued pursuant to Section 2.14(b), the L/C Documents, the Fee Letters, any agreement creating or perfecting rights in the Cash Collateral pursuant to the provisions of Section 2.19 and any other documents entered into in connection herewith.

“LTM Rate” means the most recent US CPI rate as published by the U.S. Bureau of Labor Statistics, provided that the applicable indexation will have a floor of 0% p.a. and a cap of 3% p.a..

“Management Agreement” means each management agreement between a Vessel Owner and the Manager in respect of a Collateral Vessel, as the same may be amended from time to time in accordance with this Agreement.

“Management Agreement Assignment” means each assignment of a Management Agreement granted or to be granted in favor of the Security Trustee by a Vessel Owner with any and all notices and acknowledgements entered into in connection therewith, one to be entered into between the Manager and the relevant Vessel Owner.

“Manager” means Seaspan Management Services Ltd. of Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda or such other professional manager or managers as may be approved by the Administrative Agent from time to time, provided that V.Group, Anglo-Eastern and Bernhard Schulte Shipmanagement are so approved for these purposes.

“Manager’s Undertaking” means, in respect of each Collateral Vessel, a letter of undertaking to be issued by the Manager to the Security Trustee confirming it shall not make a claim to security ranking ahead of the Lenders’ security in respect of that Collateral Vessel in form and substance satisfactory to the Administrative Agent.

“Mandated Lead Arranger and Bookrunner” means each of Citibank, N.A., Bank of Montreal and Wells Fargo Bank, N.A., each in its capacity as mandated lead arranger and bookrunner.

“Margin” means, for any Loan, 2.25% per annum.

“Marketable Securities” means any bonds, stocks, notes or bills payable in a freely convertible and transferable currency and which are listed on a stock exchange acceptable to the Administrative Agent.

“Market Value” means, in respect of any Collateral Vessel, the average of the two values of such Collateral Vessel provided by the Approved Valuers.

“Material Adverse Effect” means a material adverse effect on (a) the ability of the Borrower to perform its Obligations, (b) the legality, validity, binding effect or enforceability against the Borrower of any Loan Document to which it is a party or (c) the rights, remedies and benefits available to, or conferred upon, the Administrative Parties, any Lender or any Hedge Counterparties under any Loan Documents.

“Maturity Date” means the date falling five (5) years after the Closing Date or, if such date is not a Business Day, on the immediately preceding Business Day.

“Maximum Rate” has the meaning specified in Section 9.14.

“Measurement Period” means, at any time, the last four fiscal quarters for the Guarantor or the Borrower, as applicable.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, a lower amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Mortgage” means, in respect of a Collateral Vessel, the first priority or first preferred ship mortgage, each given or to be given by the relevant Vessel Owner in favor of the Security Trustee and registered with the Approved Flag State registry of such Collateral Vessel.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 9.02 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.07(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or Hedging Agreement or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any other Obligor thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document or Hedging Agreement and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Administrative Agent or any Lender, in each case in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Obligatory Insurances” means, in respect of each Collateral Vessel: (a) all contracts and policies of insurance and all entries in clubs and/or associations which are from time to time required to be effected and maintained in accordance with this Agreement in respect of each of the Collateral Vessels; and (b) all benefits under the contracts, policies and entries under subsection (a) above and all claims in respect of them and the return of premiums.

“Obligor” means the Borrower, the Guarantor and the Vessel Owners.

“OFAC” has the meaning specified in Section 3.16(a).

“Organizational Documents” means (a) as to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) as to any limited liability company, the certificate or articles of formation or organization and operating or limited liability agreement and (c) as to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Financial Statements” means the consolidated financial statements of the Guarantor for the financial year ended 31 December 2018.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” has the meaning specified in Section 9.04(d).

“Participant Register” has the meaning specified in Section 9.04(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means each March 5, June 5, September 5, December 5 commencing on September 5 2019, provided that if any such date is not a Business Day, the relevant Payment Date shall be the immediately succeeding Business Day.

“Payment Disruption Event” means either or both of:

(a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b) the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Loan Documents; or (ii) from communicating with other Parties in accordance with the terms of the Loan Documents,

(and which (in either such case)) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Permitted Liens” means, in respect of a Collateral Vessel: (a) Security Interests created by the Security Documents; (b) liens for unpaid crew’s wages including wages of the master and stevedores employed by the Collateral Vessel, outstanding in the ordinary course of trading for not more than one calendar month after the due date for payment; (c) liens for salvage; (d) liens for classification or scheduled dry docking or for necessary repairs to that Collateral Vessel that in each case are outstanding for not more than one month; (e) liens for collision; (f) liens for master’s disbursements incurred in the ordinary course of trading; (g) statutory and common law liens of carriers, warehousemen, mechanics, suppliers, materials men, repairers or other similar liens, including maritime liens, in each case arising in the ordinary course of business, outstanding for not more than one month and (h) liens for damages arising from maritime torts which are unclaimed, or are covered by insurance and any deductible applicable thereto, or in respect of which a bond or other security has been posted on behalf of the relevant Vessel Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of such Collateral Vessel from arrest; provided that in the case of subsections (b) to (g) inclusive the amounts which give rise to such liens are paid when due (or, in the case of subsections (b) or (g) above, within one month of such amount being outstanding) or, if not paid when due are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves or security are at the relevant time maintained or provided), provided further that such proceedings, whether by payment of adequate security into court or otherwise, do not give rise to a material risk of the relevant Collateral Vessel or any interest therein being seized, sold, forfeited or otherwise lost or of criminal liability on an Indemnitee.

“Platform” means Debt Domain, Intralinks, Syndtrak, DebtX or a substantially similar electronic transmission system.

“PP Notes” means such private placements notes as may be issued by the Borrower in connection with any Additional Secured Debt.

“Prepayment Notice” means a notice by the Borrower to prepay Loans, which shall be in such form as the Administrative Agent may approve.

“Present Value of Contracted Net Cash Flow” means, in respect of any Collateral Vessel and Eligible Charter, the Contracted Net Cash Flow in respect thereof discounted using a discount rate of 10% per annum (or, where the Terminal Value provider is VesselsValue, 8% per annum).

“Program Debt” has the meaning specified in the Intercreditor Agreement.

“Purchase Agreement” means, in respect of a Collateral Vessel, the memorandum of agreement or purchase agreement entered into or to be entered into between the relevant seller of such Collateral Vessel and the Vessel Owner, as buyer.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets appointed under any Security Document.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks:

(a) (other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period; or

(b) if different, as the rate (if any and applied to the relevant Reference Bank and the relevant currency and period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator, provided that if none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

“Reference Banks” means Citibank, N.A., Bank of Montreal and Wells Fargo Bank, N.A., or such banks as otherwise may be appointed from time to time by the Administrative Agent in consultation with the Lenders and with the Borrower.

“Register” has the meaning specified in Section 9.04(c).

“Related Contracts” means any or all of the following (as the context requires): (a) the Obligatory Insurances; (b) the Eligible Charters; (c) the Management Agreements; and (d) the Charter Guarantees.

“Related Parties” means, with respect to any Person, such Person’s Affiliates, head office, other branches and regional offices, and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates, head office, other branches and regional offices.

“Relevant Vessel” has the meaning specified in Section 4.02(a)(ii).

“Relevant Vessel Owner” has the meaning specified in Section 4.02(a)(iii).

“Removal Effective Date” has the meaning specified in Section 8.06(b).

“Repayment Schedule” means the repayment schedule prepared in accordance with Section 2.03.

“Required Deductible Amount” means, in respect of the Obligatory Insurances for a Collateral Vessel, an amount not to exceed the following amounts:

(a) in respect of hull cover, US$150,000;

(b) in respect of crew cover, an amount such that the average for all Collateral Vessels does not exceed US$7,000;

(c) in respect of collision cover. US$50,000;

(d) in respect of cargo cover, US26,000; and

(e) in respect of any other cover, US$50,000.

“Required Insurance Amount” means, in respect of a Collateral Vessel, the higher of (a) the amount which is 120% of the proportion of the aggregate Secured Obligations which the Market Value of such Collateral Vessel bears to the total Market Value of all Collateral Vessels, and (b) the Market Value of such Collateral Vessel calculated as of the date on which such Collateral Vessel is added to the Security Assets and thereafter as of the date of the annual renewal of the relevant Obligatory Insurances.

“Required Lenders” means, at any time, Lenders holding more than 50% of (a) until the Initial Borrowing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate principal amount of the Term Loan outstanding and (ii) the Total Revolving Loan Commitments then in effect. The outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.

“Required Revolving Lenders” means, at any time, Lenders holding more than 50% of the Total Revolving Loan Commitments then in effect. The Revolving Loan Commitments of any Defaulting Lender shall be disregarded in determining the “Required Revolving Lenders” at any time.

“Required Term Lenders” means, at any time, Term Lenders holding more than 50% of the aggregate principal amount of the Term Loan outstanding. The outstanding Term Loan and Term Loan Commitments of any Defaulting Lender shall be disregarded in determining the “Required Term Lenders” at any time.

“Requisition Compensation” means, in respect of a Collateral Vessel, all moneys or other compensation payable by reason of requisition for title to, or other compulsory acquisition of, that Collateral Vessel including requisition for hire.

“Resignation Effective Date” has the meaning specified in Section 8.06(a).

“Responsible Officer” means (a) the chief executive officer, president, executive vice president or a Financial Officer of the Borrower, (b) solely for purposes of the delivery of incumbency certificates and certified Organizational Documents and resolutions pursuant to Section 4.01, any vice president, secretary or assistant secretary of the Borrower and (c) solely for purposes of Borrowing Requests, requests for L/C Credit Extensions, prepayment notices and notices for Commitment terminations or reductions given pursuant to Article II, any other officer or employee of the Borrower so designated from time to time by one of the officers described in clause (a) in a notice to the

Administrative Agent (together with evidence of the authority and capacity of each such Person to so act in form and substance satisfactory to the Administrative Agent). Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

“Revolving”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are made pursuant to Section 2.01.

“Revolving Commitment Percentage” means, with respect to any Revolving Lender, the percentage which such Revolving Lender’s Revolving Loan Commitment then constitutes of the Total Revolving Loan Commitments.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Facility” means the Revolving Loan Commitments and all Credit Extensions thereunder.

“Revolving Lender” means each Lender having a Revolving Loan Commitment.

“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.02(a).

“Revolving Loan Availability Period” means the period from the Closing Date to but excluding the Revolving Loan Availability Termination Date.

“Revolving Loan Availability Termination Date” means the date falling three (3) years after the Closing Date (or, if such date is not a Business Day, on the next preceding Business Day), or such later date as the Revolving Lenders (in their absolute discretion) may agree following a request for an extension by the Borrower.

“Revolving Loan Commitment” means, as to each Revolving Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Revolving Loans to the Borrower pursuant to Section 2.02 in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 2.01 under the heading “Revolving Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Loan Commitment, as applicable, as such amount may be reduced pursuant to Section 2.5 or increased or reduced pursuant to assignments effected in accordance with Section 9.04.

“Sanctioned Jurisdiction” means, at any time, a country or territory that is the subject of Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in, or acting on behalf of a Person listed in, any Sanctions related list maintained by any Sanctions Authority, (b) any Person located, organized, or resident in a Sanctioned Jurisdiction, or (c) any other subject of Sanctions, including, without limitation, any Person controlled or 50 percent or more owned in the aggregate, directly or indirectly, by any subject or subjects of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by any Sanctions Authority.

“Sanctions Authority” means the United States (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or through any existing or future statute or Executive Order), the United Kingdom (including, without limitation, Her Majesty’s Treasury), the European Union and any EU member state, the French Republic, the United Nations Security Council, Canada and Hong Kong Monetary Authority and any other governmental authority with jurisdiction over the Obligors.

“Sanctions Target” means a Sanctioned Person or Sanctioned Jurisdiction.

“Screen Rate” has the meaning specified in the definition of the term “Interpolated Rate”.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Security Assets” means any asset which is the subject of a Security Interest created by a Security Document.

“Security Documents” means: (a) the Mortgages; (b) the Deeds of Covenant; (c) the Insurances Assignments; (d) the Management Agreement Assignments; (e) the General Assignments; (f) the Account Charges; (g) the Manager’s Undertakings; (h) the Share Pledges; (i) any Charterer’s Undertakings, (j) any Additional Security; and (k) any other document designated as such in writing by the Borrower or any Vessel Owner and the Administrative Agent; in each case together with any and all notices and acknowledgements entered into and in connection therewith.

“Security Interest” means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

“Security Trustee” means UMB Bank, National Association.

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of such date determined in accordance with GAAP.

“Share Pledge” means, in relation to the Borrower and each Vessel Owner, each first priority charge, pledge or mortgage or equivalent over the shares in the Borrower or Vessel Owner (as the case may be) to be given by: (a) in the case of the Borrower, the Guarantor; and (b) in the case of each Vessel Owner, the Borrower, in each case in favor of and in form and substance satisfactory to the Security Trustee and “Share Pledges” means all such share pledges.

“Single Lender Issuing Bank” means the Issuing Bank in respect of any Single Lender Letter of Credit.

“Single Lender Letter of Credit” means a Letter of Credit issued pursuant to Section 2.02(c) for which the applicable Issuing Bank has no Fronting Exposure to any other Lender.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time owned or the management of which is controlled, directly, or indirectly through one or more intermediaries, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Substitute Vessel” has the meaning set forth in Section 6.05.

“Swap” means any trade or transaction entered into by the Borrower and a Hedge Counterparty under or pursuant to a Hedging Agreement.

“Swap Termination Value” means, in respect of any one or more Swaps, after taking into account the effect of any legally enforceable netting agreement relating to such Swaps, (a) for any date on or after the date such Swaps have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swaps, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swaps (which may include a Lender or any Affiliate of a Lender).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Terminal Value” means, in respect of any Collateral Vessel: (a) the present value (using a discount rate of 10% per annum) of the forward projected value for such Collateral Vessel as at the maturity of the relevant Eligible Charter (which shall, for these purposes, take account of any extension option which is included for the purposes of the definition of Eligible Charter for such Collateral Vessel) as provided by Maritime Strategies International Ltd; or (b) if the Borrower has elected that VesselsValue valuations shall be used for all Collateral Vessels on the applicable calculation date, the fixed age valuation for such Collateral Vessel as at the maturity of the relevant Eligible Charter (which shall, for these purposes, take account of any extension option which is included for the purposes of the definition of Eligible Charter for such Collateral Vessel) as provided by VesselsValue (with no discount rate applicable). Where the Eligible Charter of any Collateral Vessel has been extended and the Terminal Value on any Test Date would otherwise be calculated on the basis of valuations which pre-date such extension, the Borrower shall be permitted to obtain an updated valuation for such Collateral Vessel which shall be used for the purposes of calculating the Terminal Value of such Collateral Vessel.

“Term Lender” means each Lender having a Term Loan Commitment.

“Term Loan” has the meaning set forth in Section 2.1.

“Term Loan Availability Period” means the period from the Closing Date to but excluding the Term Loan Availability Termination Date.

“Term Loan Availability Termination Date” means the date falling six (6) months after the Closing Date (or, if such date is not a Business Day, on the next preceding Business Day).

“Term Loan Commitment” means, as to each Term Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, a Term Loan to the Borrower pursuant to Section 2.1(b) in an aggregate principal amount up to but not exceeding the amount set forth opposite the name of such Lender in Schedule 2.01 under the heading “Term Loan Commitment” or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable, as such amount may be reduced pursuant to Sections 2.05 or 2.06 or increased or reduced pursuant to assignments effected in accordance with Section 9.04.

“Term Loan Required Payments” has the meaning given in Section 2.03(a)(i).

“Test Date” means: (a) any BB Test Date; and (b) any Determination Date.

“Total Assets” means, in respect of the Guarantor on a consolidated basis, the following, in each case as indicated on the most recently delivered financial statement of the Guarantor and its consolidated Subsidiaries:

(a) all of the assets of the types presented on its consolidated balance sheet; less

(b) assets under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Guarantor or any of its Subsidiaries is required to record on its books under GAAP even though such entity is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Borrowings” means, in respect of the Guarantor on a consolidated basis and without duplication, in each case as indicated on the most recently delivered financial statement of the Guarantor and its Subsidiaries, the aggregate of the following:

(a) the outstanding principal amount of any moneys borrowed; plus

(b) the outstanding principal amount of any acceptance under any acceptance credit; plus

(c) the outstanding principal amount of any bond, note, debenture or other similar instrument; plus

(d) the book values of indebtedness under a lease, charter, hire purchase agreement or other similar arrangement which would, in accordance with GAAP, be treated as a finance or capital lease; plus

(e) the outstanding principal amount of all moneys owing in connection with the sale or discounting of receivables (otherwise than on a non-recourse basis or which otherwise meet any requirements for de-recognition under GAAP); plus

(f) the outstanding principal amount of any indebtedness arising from any deferred payment agreements arranged primarily as a method of raising finance or financing the acquisition of an asset (except trade payables); plus

(g) any fixed or minimum premium payable on the repayment or redemption of any instrument referred to in clause (c) above; and plus

(h) the outstanding principal amount of any indebtedness of any Person other than a Subsidiary of the Guarantor of a type referred to in the above clauses of this definition which is the subject of a guarantee (or other agreement by which recourse is granted to the Guarantor) given by the Guarantor to the extent that such guaranteed indebtedness is determined and given a value in respect of the Guarantor on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, “Total Borrowings” shall not include (a) Indebtedness or obligations arising from derivative transactions, such as protecting against interest rate or currency fluctuations or (b) Indebtedness under any vessel construction or ship purchase agreement (including novation and assignment and assumption agreements) that the Guarantor is required to record on its books under GAAP even though the Guarantor is no longer the legal owner of the vessel or legally obligated to take delivery of the vessel.

“Total Loss” means in relation to a Collateral Vessel:

(a) actual, constructive, compromised, agreed or arranged total loss of that Collateral Vessel;

(b) requisition for title or other compulsory acquisition of that Collateral Vessel otherwise than by requisition for hire;

(c) capture, seizure, arrest, detention, or confiscation of that Collateral Vessel by any government or by persons acting or purporting to act on behalf of any government or by any other person which deprives the Vessel Owner of that Collateral Vessel or as the case may be the Charterer of the use of that Collateral Vessel for more than sixty (60) days after that occurrence; and

(d) requisition for hire of that Collateral Vessel by any government or by persons acting or purporting to act on behalf of any government which deprives the Vessel Owner or as the case may be the Charterer of the use of that Collateral Vessel for a period of sixty (60) days, other than a Charter of the Collateral Vessel to a government or government agency approved by the Borrower and by the Administrative Agent.

“Total Revolving Loan Commitment” means, at any time, the sum of the Revolving Loan Commitments at such time.

“UBO” means (a) any of Kyle Washington, Kevin Washington, Dennis Washington or any of their estate, spouse, and/or descendants; (b) any trust for the benefit of the persons listed in (a); (c) Fairfax Financial Holdings Limited; (d) an Affiliate of any of the persons listed in (a), (b) or (c); or (e) a combination of the foregoing.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“United States” and “U.S.” mean the United States of America.

“Unrelated Parties” has the meaning given in Section 3.35.

“Vessel Disposition” has the meaning given to such term in Section 6.06.

“Vessel Disposition Date” means the date of any Vessel Disposition in accordance with the requirements set forth in Section 6.06.

“Vessel Owner” means any special purpose company that owns a Collateral Vessel and the entire issued share capital of which is acquired or to be acquired by the Borrower.

“Vessel Owner Account” means, in respect of any Vessel Owner, any account in the name of the applicable Vessel Owner opened or to be opened with the Account Bank into which Earnings shall be paid, as more particularly described in the relevant Account Charge relating thereto.

“Vessel Substitution Date” means the date of any vessel substitution in accordance with the requirements set forth in Section 6.05.

“Wholly-Owned” means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by Applicable Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03 Accounting Terms; Changes in GAAP.

(a) Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall be construed in conformity with GAAP as in effect on the Closing Date. Financial statements and other information required to be delivered by the Borrower to the Lenders pursuant to Sections 5.01(a) and 5.01(b) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. Notwithstanding any changes in GAAP after the Closing Date, any lease of the Obligors that would be characterized as an operating lease under GAAP as in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a capital lease (and shall continue to be characterized as an operating lease) under this Agreement or any other Loan Document as a result of such changes in GAAP.

(b) Changes in GAAP. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.04 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.

SECTION 1.05 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any L/C Document related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

SECTION 1.06 Hedge Counterparties. Each Lender which is party to this Agreement, by its execution of this Agreement as a Lender, shall also enter into this Agreement as a Hedge Counterparty.

ARTICLE II

COMMITMENTS

SECTION 2.01 Term Loan Commitments.

(a) Term Loan. Each Term Lender severally, and not jointly with the other Term Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make term loans denominated in US Dollars (the “Term Loan”) available to Borrower during the Term Loan Availability Period in an aggregate principal amount up to but not exceeding such Term Lender’s Term Loan Commitment. The amount of each Borrowing under the Term Loan shall be less than or equal to the Advance Rate therefor. Amounts repaid or prepaid with respect to the Term Loan may not be re-borrowed. Unless previously terminated, the Term Loan Commitment of each Term Lender shall automatically terminate at 5:00 p.m. (New York City time) on the Term Loan Availability Termination Date.

(b) Procedure for Term Loan Borrowing. Borrower may make up to 12 Borrowings under the Term Loan during the Term Loan Availability Period, provided that Borrower shall give the Administrative Agent a revocable Borrowing Request (which must be received by the Administrative Agent prior to 12:00 Noon, New York City time three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the applicable Collateral Vessel(s) and (iii) the requested Borrowing Date. Each borrowing of the Term Loan shall be in an amount equal to at least

US$10,000,000. Upon receipt of any such Borrowing Request from Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Term Lender will make the amount of its pro rata share of the Term Loan advance available to the Administrative Agent for the account of the Borrower prior to 12:00 Noon, New York time, on the Borrowing Date requested by Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the Collection Account or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent. If the Borrower revokes any Borrowing Request, the Borrower shall compensate the Lenders in connection with such revocation in accordance with Section 2.13.

(c) Prefunding Arrangements.

(i) The Borrower shall be permitted to request in any Borrowing Request that the relevant Borrowing be credited to an escrow account (the “Escrow Account”) held by Citibank, N.A. as escrow agent (the “Escrow Agent”) under an escrow agreement in form and substance satisfactory to the Administrative Agent and the Lenders (the “Escrow Agreement”). In such circumstances, the requirement to satisfy the conditions set out in Section 4.02 shall be deferred and such conditions (together with any conditions to the release of the Borrowing from the Escrow Account under the Escrow Agreement) shall instead be required to be satisfied prior to, or simultaneously with, the release of the relevant Borrowing from the Escrow Account. Prior to the release of the relevant Borrowing from the Escrow Account, the Borrower shall have no right or interest in respect of such funds.

(ii) If the relevant Borrowing (or part thereof) is returned to the Administrative Agent pursuant to the terms of the Escrow Agreement, such funds shall be returned by the Administrative Agent to the Lenders and the relevant Borrowing shall (to the extent of the funds so returned to the Lenders) be deemed not to have occurred, provided that the Borrower shall be required to pay interest on the relevant funds on and from the date of payment to the Escrow Account up to but excluding the date on which the funds are returned. Such interest shall be payable on the date the relevant funds are returned and shall be calculated at the rate that would otherwise have applied if such amount constituted a Borrowing for such period.

(iii) If the Administrative Agent is satisfied that the conditions set out in Section 4.02 in relation to any Borrowing which has been credited to an Escrow Account have been satisfied or will upon release of such Borrowing from the Escrow Account be satisfied, the Administrative Agent shall execute a release instruction in respect thereof and the Borrowing Date in relation to the funds so released shall be deemed for all purposes under this Agreement, save for the purposes of the calculation of interest which shall accrue from the date the relevant funds are paid to the Escrow Account, to be the date of such release.

(iv) The Borrower shall indemnify, on written demand, the Finance Parties for (A) in the case of any funds returned to the Administrative Agent pursuant to any Escrow Agreement, amounts set out in Section 2.13 as if such return constituted a prepayment and (B) any other costs, losses and expenses, as the case may be, incurred by the Finance Parties in connection with the arrangements set forth in this Section 2.01(c). For the avoidance of any doubt, the Finance Parties shall not be liable for any costs, expenses or other amounts payable to the Escrow Agent under or pursuant to the Escrow Agreement.

SECTION 2.02 Revolving Loan Commitments.

(a) Revolving Loans. Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving loans to the Borrower at any time and from time to time during the Revolving Loan Availability Period in an aggregate principal amount not to exceed, when added to such Revolving Lender’s LC Exposure (each a “Revolving Loan” and collectively, the “Revolving Loans”), the Revolving Loan Commitment of such Lender, which Revolving Loans may be repaid and re-borrowed in accordance with the provisions of this Agreement. Each Borrowing of a Revolving Loan shall, subject to clause 2.02(c) below, be made from the Revolving Lenders pro rata in accordance with their respective Revolving Loan Commitments; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the LC Exposure exceed the Total Revolving Loan Commitment. Unless previously terminated, the Revolving Loan Commitment of each Revolving Lender shall automatically terminate at 5:00 p.m. (New York City time) on the Revolving Loan Availability Termination Date.

(b) Procedure for Revolving Loan Borrowing. Borrower may borrow Revolving Loans under the Revolving Loan Commitment on any Business Day during the Revolving Loan Availability Period, provided that Borrower shall give the Administrative Agent an irrevocable Borrowing Request (which must be received by the Administrative Agent prior to 12:00 Noon, New York time three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, and (iii) the initial Interest Period therefor. Each borrowing of Revolving Loans shall be in an amount equal to at least US$4,000,000 or a whole multiple of US$1,000,000 in excess thereof. Upon receipt of such Borrowing Request from Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will, subject to clause 2.02(c) below, make the amount of its pro rata share of Revolving Loans available to the Administrative Agent for the account of the Borrower prior to 12:00 Noon, New York time, on the Borrowing Date requested by Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the Collection Account or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent. Not more than 5 Interest Periods in respect of Revolving Loans shall be outstanding at any time.

(c) Procedure for Single Lender Letters of Credit. If the Borrower requests the issuance of a Single Lender Letter of Credit from a Single Lender Issuing Bank, such issuance shall be made from the Revolving Loan Commitments of the applicable Single Lender Issuing Bank only and not pro rata in accordance with the respective Revolving Loan Commitments of each Revolving Lender. In such circumstances, all subsequent Credit Extensions in respect of Revolving Loans shall be adjusted such that the pro rata share of any Single Lender Issuing Bank is reduced and reallocated to the other Revolving Lenders pro rata so that, as far as possible, the share of all Revolving Lenders in all Credit Extensions in respect of the Revolving Loans is pro rata in accordance with their respective Revolving Loan Commitments.

SECTION 2.03 Repayment Schedules.

(a) Promptly following the issuance of the first Borrowing Request in respect of the Term Loan, the Administrative Agent will, in consultation with the Borrower and the Term Lenders, prepare a repayment schedule in respect of the Term Loan, and promptly following the issuance of each subsequent Borrowing Request in respect of the Term Loan, the Administrative Agent will, in consultation with the Borrower and the Term Lenders, revise the repayment schedule in respect of the Term Loan to take into account the additional advance being made under such Borrowing Request (the “Repayment Schedule”). The Repayment Schedule will be prepared on the basis that:

(i) the Borrower will repay the Term Loan in instalments on each Payment Date (the “Term Loan Required Payments”);

(ii) the Term Loan will amortize, commencing on the first Borrowing Date in respect of the Term Loan until the Maturity Date, at a rate of 8% per annum, which rate shall be calculated on the basis of the aggregate amount of the Term Loan which has been advanced (excluding any amortization payments which have previously been made) as at the applicable Payment Date, and such annual repayments shall be split pro rata over each of the applicable Payment Dates.

(b) The Administrative Agent and the Borrower will agree such Repayment Schedule prior to the relevant Borrowing Date.

(c) Upon the Revolving Loan Availability Termination Date, the outstanding principal amount of the Revolving Loans (together with any accrued but unpaid interest thereon) shall be converted into, and form part of the Term Loan, the Interest Period shall align with the Interest Period applicable to the Term Loan and the Administrative Agent will, in consultation with the Borrower and the Term Lenders, revise the repayment schedule to take into account the additional principal amount. The Administrative Agent and the Borrower will agree such Repayment Schedule. The revised repayment schedule shall thereafter be the “Repayment Schedule” for the purposes of this Agreement.

(d) If any optional partial prepayment of the Term Loan is made pursuant to Section 2.05(a), or any amount of the Term Loan is prepaid as a result of a Cash Sweep Event, such amounts shall reduce the Term Loan Required Payments pro rata and the Administrative Agent will, in consultation with the Borrower and the Term Lenders, revise the repayment schedule to take into account the relevant partial prepayment and its required manner of application pursuant hereto. The Administrative Agent and the Borrower will agree such Repayment Schedule. The revised repayment schedule shall thereafter be the “Repayment Schedule” for the purposes of this Agreement

SECTION 2.04 Repayment of the Loans

(a) Term Loan. The Borrower shall repay the Term Loan as follows:

(i) on each Payment Date, the Term Loan Required Payments in accordance with the Repayment Schedule; and

(ii) on the Maturity Date, the outstanding principal balance of the Term Loan.

(b) Revolving Loans. The Borrower shall not be required to repay the principal amount of the Revolving Loans prior to the Revolving Loan Availability Termination Date and, upon the Revolving Loan Availability Termination Date, the outstanding principal amount of the Revolving Loans (together with any accrued but unpaid interest thereon) shall be converted into, and form part of the Term Loan and Sections 2.03(c) and 2.04(a) shall apply.

SECTION 2.05 Optional Prepayments

(a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time and from time to time prepay any Borrowing in whole or in part without premium or penalty; provided that (i) such notice shall be in the form of a written Prepayment Notice, appropriately completed and signed by a Responsible Officer of the Borrower, or may be given by telephone to the Administrative Agent (if promptly confirmed by such a written Prepayment Notice consistent with such telephonic notice) and must be received by the Administrative Agent not later than 11:00 a.m. (New York

City time) three Business Days before the date of prepayment; (ii) such Prepayment Notice shall specify (A) whether such prepayment shall be applied to repay the outstanding Revolving Loans of the Revolving Lenders and/or prepay the Term Loans of the Term Lenders and/or prepay outstanding principal under any Additional Debt Documents, (B) the prepayment date and (C) the principal amount of each Borrowing or portion thereof to be prepaid; (iii) each such partial prepayment shall be in an amount not less than $1,000,000 or a larger multiple of $1,000,000. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each Prepayment Notice shall be irrevocable.

(b) Application. Each optional prepayment of a Borrowing shall (i) in the case of an optional prepayment of the Revolving Loan, reduce the outstanding principal amount of the Revolving Loan and, (ii) in the case of an optional prepayment of the Term Loan, be applied to reduce all Term Loan Required Payments pro rata. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08, together with any additional amounts required pursuant to Section 2.13. Any amounts of the Revolving Loans that are repaid under this Section 2.05 may be re-borrowed in accordance with the terms of this Agreement.

(c) Permanent Commitment Reductions. Borrower may, at its option from time to time, permanently reduce, in whole or in part, the Revolving Commitments upon at least three (3) Business Days’ prior written notice to Agent, which notice shall specify the amount and effective date of the reduction and shall be irrevocable once given. Each reduction (i) in the case of a partial reduction, shall be in a minimum amount of $5,000,000 or an increment of $1,000,000 in excess thereof and (ii) shall not reduce the aggregate Revolving Commitments to an amount less than the sum of (A) the aggregate principal amount of Revolving Loans outstanding at such time plus (B) the outstanding L/C Obligations at such time (unless accompanied by a corresponding prepayment of such outstanding Revolving Loans).

SECTION 2.06 Mandatory Prepayments.

(a) [Reserved].

(b) Illegality. If it is or will be unlawful in any jurisdiction for a Lender to perform any of its obligations under any Loan Documents, or to fund or maintain its share in the Loans, or any Obligor is or becomes a Sanctioned Person, and the Lender (or in the case of any Obligor being or becoming a Sanctioned Person, any Lender) has notified the Administrative Agent and the Borrower of the same: (i) the Borrower shall repay or prepay that Lender’s participation in the Loans in full; and (ii) the Commitments of that Lender will be immediately cancelled. The date for repayment or prepayment referred to in (i) above will be, (x) in the case where it is already unlawful for such Lender to perform such obligations or to fund or maintain its share in the Loans, or an Obligor has become a Sanctioned Person, as soon as practicable and (y) in the case of unlawfulness that will occur in the future, the date specified by that Lender in the relevant notification, which shall not be earlier than ten (10) Business Days preceding the last day of any applicable grace period allowed by law and which shall be a date falling at least thirty (30) days from the date of the notice (but in any event no later than the last day of any applicable grace period allowed by law).

(c) Change of Control. Upon the occurrence of a Change of Control, the Borrower shall (i) prepay the Loans in full, together with accrued interest thereon to the date of such prepayment, (ii) discharge all of the L/C Obligations, if any, by Cash Collateralizing such L/C Obligations, and (iii) terminate all of the unused Commitments, if any. Any prepayment of the Loans under this Section 2.06(c) shall be made on the date of occurrence of such Change of Control.

(d) Failure of Security. If any of the Security Documents do not, or shall have ceased to, constitute an enforceable Security Interest over the monies, interests and assets expressed to be assigned, mortgaged, charged, pledged or over which Security Interests are otherwise created or expressed to be created thereby (a “Collateral Defect”), and (if the same is capable of remedy) the same has not been remedied to the satisfaction of the Administrative Agent within 15 Business Days (provided that during such period the Borrower is diligently taking action to remedy such Collateral Defect), the Administrative Agent may by written notice to the Borrower declare that the Loans shall become immediately due and payable in whole or in part by the Borrower, provided that if the Collateral Defect relates to some but not all of the Collateral Vessels, the Borrower may prepay a portion of the Loans pursuant to Section 2.05(a) in such amount as is required such that, following such payment, no BB Event and no DSCR Cash Sweep would be continuing (for these purposes, not taking into account the Collateral Vessel(s) the subject of the Collateral Defect).

(e) Unlawfulness. If it is or becomes unlawful for an Obligor to perform any of its material obligations under the Loan Documents or any Related Contract other than as a result of any action or inaction of an Obligor (an “Unlawfulness Event”), and (if the same is capable of remedy) the same has not been remedied to the satisfaction of the Administrative Agent within 15 Business Days (provided that during such period the Borrower is diligently taking action to remedy such Unlawfulness Event), the Administrative Agent may by written notice to the Borrower declare that the Loans shall become immediately due and payable in whole or in part by the Borrower, provided that if the Unlawfulness Event relates to some but not all of the Collateral Vessels, the Borrower may prepay a portion of the Loans pursuant to Section 2.05(a) in such amount as is required such that, following such payment, no BB Event and no DSCR Cash Sweep would be continuing (for these purposes, not taking into account the Collateral Vessel(s) the subject of the Unlawfulness Event).

(f) Application of Mandatory Prepayments. Any repayment or Prepayment under this Section 2.06 shall be applied, first to repay any outstanding principal of the Revolving Facility and secondly, pro rata and pari passu, to repay the outstanding principal of the Term Loan and the outstanding principal under any Additional Debt Documents (provided that if any Additional Debt Finance Party elects not to receive such amounts, such amounts shall be applied to repay the outstanding principal of the Term Loan pro rata to the remaining installments).

SECTION 2.07 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Sections 2.01 and 2.02, the Borrower may request any Issuing Bank, in reliance on the agreements of the Revolving Lenders set forth in this Section, to issue, at any time and from time to time during the Revolving Loan Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such Issuing Bank in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Loan Commitments. The Borrower shall not request any issuance of a Letter of Credit unless one or more Lenders have agreed to act as an Issuing Bank hereunder (on such terms and subject to such conditions as the Borrower and the applicable Lender(s) may agree). As at the Closing Date, Citibank, N.A., Bank of Montreal and Wells Fargo Bank, N.A. have agreed (and each, by its execution of this Agreement, confirms its agreement) to be Issuing Banks in respect of Single Lender Letters of Credit only.

(b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the respective Issuing Bank) to an Issuing Bank selected by it and to the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit, whether such Letter of Credit is a Single Lender Letter of Credit, and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. The Administrative Agent shall provide a copy of such notice to each Lender. If requested by the respective Issuing Bank, the Borrower also shall submit a letter of credit application and reimbursement agreement on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any Issuing Bank shall not exceed its L/C Issuing Bank Sublimit, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Loan Commitment and (iv) the total Revolving Credit Exposures shall not exceed the Total Revolving Loan Commitment.

An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such Issuing Bank in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(iii) except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial amount less than $500,000; or

(iv) any Revolving Lender is at that time a Defaulting Lender, unless (A) such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either such Letter of Credit then proposed to be issued or such Letter of Credit and all other L/C Obligations as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion or (B) such Issuing Bank is satisfied that the related exposure and Defaulting Lender’s participation in L/C Obligations will be fully allocated to Revolving Lenders which are Non-Defaulting Lenders, and participating interests in any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.20(a)(iv) below (and such Defaulting Lender shall not participate therein) or (C) such Letter of Credit is a Single Lender Letter of Credit.

An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Revolving Loan Availability Termination Date.

(e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the respective Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each L/C Disbursement made by an Issuing Bank promptly upon the request of such Issuing Bank at any time from the time of such L/C Disbursement until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Loan Availability Termination Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the respective Issuing Bank or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.20 or 2.21, as a result of an assignment in accordance with Section 9.04 or otherwise pursuant to this Agreement.

The provisions of this clause 2.07(e) shall not apply in relation to any Single Lender Letter of Credit.

(f) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Bank in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time. Other than where the Letter of Credit is a Single Lender Letter of Credit, if the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Commitment Percentage thereof.

(g) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of this Agreement or any Letter of Credit, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement in such draft or other document being untrue or inaccurate in any respect, (iii) payment by the respective Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.

None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the respective Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), an Issuing Bank shall be deemed to have exercised care in each such determination, and that:

(i) an Issuing Bank may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a replacement marked as such or waive a requirement for its presentation;

(ii) an Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii) an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv) this sentence shall establish the standard of care to be exercised by an Issuing Bank when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Bank declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Bank retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Bank.

Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and such Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.

An Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and L/C Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the such Issuing Bank.

(h) Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such L/C Disbursement.

(i) Interim Interest. If the Issuing Bank for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the Default Rate applicable to the Revolving Loans. Interest accrued pursuant to this paragraph shall be for account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for account of such Revolving Lender to the extent of such payment.

(j) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor or any previous Issuing Bank, or such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

Any Issuing Bank may resign at any time by giving 30 days’ prior notice to the Administrative Agent, the Revolving Lenders and the Borrower. After the resignation of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, reinstate, renew or increase any existing Letter of Credit.

(k) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “L/C Collateral Account”) an amount in cash equal to 102% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or paragraph (d) of this Section, if any L/C Obligations remain outstanding after the expiration date specified in said paragraph (d), the Borrower shall immediately deposit into the L/C Collateral Account an amount in cash equal to 102% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.

The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the L/C Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the L/C Collateral Account. Moneys in the L/C Collateral Account shall be applied by Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within five Business Days after all Events of Default have been cured or waived.

(l) Letters of Credit Issued for account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

SECTION 2.08 Interest.

(a) Interest Rates. Subject to paragraphs (b) and (e) of this Section, each Loan shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period therefor plus the Margin.

(b) Default Interest. If any amount payable by any Obligor under this Agreement or any other Loan Document (including principal of any Loan, interest, fees and other amount) is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a rate per annum equal to the applicable Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all Loans outstanding hereunder at a rate per annum equal to the applicable Default Rate.

(c) Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

(d) Interest Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(e) Market Disruption. If in respect of any Interest Period (i) at or about 12:00 noon, London time, two Business Days prior to the commencement of such Interest Period the Screen Rate is not available, and there is no Reference Bank Rate, or (ii) before close of business in London on the Business Day prior to the commencement of such Interest Period, the Administrative Agent receives notifications from a Lender or Lenders (whose participations in the Loans exceed 35%) of the aggregate outstanding amount of all the Advances under the applicable Senior Secured Facility) that the cost to it or them of obtaining matching deposits in the interbank market would be in excess of LIBOR, then (in each case) the rate of interest on the relevant Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of: (x) the rate notified to the Administrative Agent by the relevant Lender(s) as soon as practicable and in any event by close of business on the first day of such Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Lender(s) of funding its or their participation in the Loans; and (y) the Margin.

SECTION 2.09 Fees.

(a) Fee Letters. Fees (other than the Commitment Fee) shall be paid by the Borrower in the amount, in the manner and at the times agreed in the Fee Letters.

(b) Term Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Term Lender a commitment fee on the daily average unused amount of the Term Loan Commitment of such Term Lender, for each day during the period from the Closing Date until the Term Loan Availability Termination Date, at a rate equal to 0.25% per annum (or, during any period where less than 50% of the aggregate Term Loan Commitments have been utilized, 0.50% per annum), accrued commitment fees to be payable on each Borrowing Date in respect of the Term Loan and upon any termination or expiry of the applicable Term Loan Commitments.

(c) Revolving Loan Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee on the daily average unused amount of the Revolving Loan Commitment of such Revolving Lender, for each day during the period from the Closing Date until the Revolving Loan Availability Termination Date, at a rate equal to 0.25% per annum (or, during any period where less than 50% of the aggregate Revolving Loan Commitments have been utilized, 0.50% per annum), accrued commitment fees to be payable on each Borrowing Date in respect of the Revolving Loan and upon any termination or expiry of the applicable Revolving Loan Commitments.

(d) L/C Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a Letter of Credit fee with respect to its participations in each outstanding Letter of Credit (the “L/C Fee”) on the daily maximum amount then available to be drawn under such Letter of Credit, which shall accrue at a rate per annum equal to 2% per annum during the period from and including the Closing Date to but excluding the later of the Revolving Loan Availability Termination Date and the date on which such Lender ceases to have any L/C Obligations. Accrued L/C Fees shall be payable in arrears on each Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Availability Termination Date; provided that any such fees accruing after the Revolving Loan Availability Termination Date shall be payable on demand.

(e) L/C Fronting Fees. The Borrower agrees to pay to each Issuing Bank for its own account a fronting fee (the “L/C Fronting Fee”) with respect to each Letter of Credit issued by such Issuing Bank at a rate per annum equal to the percentage separately agreed upon between the Borrower and such Issuing Bank on the daily maximum amount then available to be drawn under such Letter of Credit, during the period from and including the Closing Date to but excluding the later of the Revolving Loan Availability Termination Date and the date on which such Issuing Bank ceases to have any L/C Obligations. Accrued L/C Fronting Fee shall be payable in arrears on each Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Availability Termination Date; provided that any such fees accruing after the Revolving Loan Availability Termination Date shall be payable on demand. In addition, the Borrower agrees to pay to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect, which fees, costs and charges shall be payable to such Issuing Bank within three Business Days after its demand therefor and are nonrefundable.

(f) Fee Computation. All fees payable under this Section shall be computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of a fee hereunder shall be conclusive absent manifest error.

SECTION 2.10 Evidence of Debt. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Credit Extension made by such Lender. The Administrative Agent shall maintain the Register in accordance with Section 9.04(c). The entries made in the records maintained pursuant to this paragraph (a) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein. Any failure of any Lender or the Administrative Agent to maintain such records or make any entry therein or any error therein shall not in any manner affect the obligations of the Borrower under this Agreement and the other Loan Documents. In the event of any conflict between the records maintained by any Lender and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.

SECTION 2.11 Payments Generally; Several Obligations of Lenders.

(a) Payments by Borrower. All payments to be made by the Borrower hereunder and the other Loan Documents shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all such payments shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in immediately available funds not later than 2:00pm (New York City time) on the date specified herein. All amounts received by the Administrative Agent after such time on any date shall be deemed to have been received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue. The Administrative Agent will apply such amounts in accordance with the Intercreditor Agreement.

(b) Application of Insufficient Payments. Subject to Section 4.02 of the Intercreditor Agreement, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed L/C Disbursements, interest, fees and other amounts then due hereunder, such funds shall be applied (i) first, to pay interest, fees and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and other amounts then due to such parties, and (ii) second, to pay principal and unreimbursed L/C Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal or unreimbursed L/C Disbursements, as applicable, then due to such parties.

(c) Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(d) Several Obligations of Lenders. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any such payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participations or to make its payment under Section 9.03(c).

SECTION 2.12 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in L/C Disbursements or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Revolving Loans or participations in L/C Disbursements and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and participations in L/C Disbursements and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in L/C Disbursements and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.19, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.13 Compensation for Losses. In the event of (a) the payment of any principal other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Revolving Loan into a Term Loan other than on the last day of the Interest Period applicable thereto, (c) the failure for any reason to borrow, convert, continue or prepay any amount of any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Loan or part of a Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest (as reasonably determined by such Lender) that would have accrued on the principal amount of such Loan had such event not occurred, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Indemnified Taxes, Other Taxes and Excluded Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15 Taxes.

(a) Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall to the extent legally able to do so, use reasonable efforts to deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding anything to the contrary in the preceding sentence, (i) nothing herein shall obligate any Lender to disclose any confidential information in connection therewith and (ii) the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(g) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.16 Inability to Determine Rates. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the LIBO Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) that has been broadly accepted by the syndicated loan market in the United States in lieu of the LIBO Rate (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 9.02, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist, the obligation of the Lenders to make or maintain Loans shall be suspended (to the extent of the affected Interest Periods).

In this Section, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of LIBO Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

SECTION 2.17 [Reserved].

SECTION 2.18 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender (x) requests Borrower to repay its Loans in full pursuant to Section 2.06(b), (y) requests compensation under Section 2.14, or (z) requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate the illegality contemplated by section 2.06(b) or eliminate or reduce amounts payable pursuant to Section 2.14 or 2.15, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement and Termination of Lenders. If (x) any Lender requests (A) Borrower to repay its Loans in full pursuant to Section 2.06(b) or (B) compensation under Section 2.14, or (y) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (I) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment) or (II) prepay such Lender’s Loans in full and permanently reduce the Commitments by the amount of such payment in accordance with Section 2.05(c); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.04;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law and such Lender shall have satisfied any know your customer requirements of such Lender in connection with such assignment as required by Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Notwithstanding anything in this Section to the contrary, (i) any Lender that acts as an Issuing Bank may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Bank or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Bank) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.06.

SECTION 2.19 Cash Collateral.

(a) Obligation to Cash Collateralize. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section or Section 2.20 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.20 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.20 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 9.02(b).

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.19; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Commitment and L/C Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive L/C Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.19.

(C) With respect to any L/C Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.19.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other

Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to paragraph (a)(iv) above), whereupon, such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.21 Increases in Commitments.

(a) Request for Increase. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders), request an increase in the Term Loan Commitments or Revolving Loan Commitments (each such increase, an “Incremental Commitment”) by an aggregate amount (for all such requests) not exceeding $1,000,000,000; provided that (i) any such request for an increase shall be in a minimum amount of the lesser of (x) $50,000,000 (or such lesser amount as may be approved by the Administrative Agent) and (y) the entire remaining amount of increases available under this Section, and (ii) such Incremental Commitment consisting of a Revolving Loan Commitment shall not exceed an amount equal to twenty per cent. (20%) of such Incremental Commitment.

(b) Incremental Lenders. An Incremental Commitment may be provided by any existing Lender or other Person that is an Eligible Assignee and is not a Person of the type described in Section 9.04(b)(iv) (each such existing Lender or other Person that agrees to provide an Incremental Commitment, an “Incremental Lender”). Notwithstanding anything herein to the contrary, no Lender shall have any obligation to agree to increase its Commitment, or to provide a Commitment, pursuant to this Section and any election to do so shall be in the sole discretion of such Lender.

(c) Terms of Incremental Commitments. The Administrative Agent and the Borrower shall determine the effective date for such increase pursuant to this Section (an “Incremental Commitment Effective Date”) and, if applicable, the final allocation of such increase among the Persons providing such increase; provided that such date shall be a Business Day at least 10 Business Days after delivery of the request for such increase (unless otherwise approved by the Administrative Agent) and at least 30 days prior to the Maturity Date, provided further that the availability period for any Incremental Commitment consisting of a Revolving Loan Commitment shall end no later than Revolving Loan Availability Termination Date.

In order to effect such increase, the Borrower, the applicable Incremental Lender(s) and the Administrative Agent (but no other Lenders or Persons) shall enter into one or more Joinder Agreements, each in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which the applicable Incremental Lender(s) will provide the Incremental Commitment(s).

Effective as of the applicable Incremental Commitment Effective Date, subject to the terms and conditions set forth in this Section, each Incremental Commitment shall be a Term Loan Commitment or Revolving Loan Commitment (and not a separate facility hereunder), each Incremental Lender providing such Incremental Commitment shall be, and have all the rights of, a Term Lender or a Revolving Lender, as applicable, for all purposes of this Agreement.

(d) Conditions to Effectiveness. Notwithstanding the foregoing, the increase in the Commitments pursuant to this Section shall not be effective with respect to any Incremental Lender unless:

(i) no Default or Event of Default shall have occurred and be continuing on the Incremental Commitment Effective Date and after giving effect to such increase;

(ii) the representations and warranties contained in this Agreement are true and correct on and as of the Incremental Commitment Effective Date and after giving effect to such increase, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(iii) the Administrative Agent shall have received one or more Joinder Agreements contemplated above, providing for Incremental Commitments in the amount of such increase, and satisfied all know your customer requirements (including any know your customer requirements of the Security Trustee) in respect of such Incremental Lender; and

(iv) the Administrative Agent shall have received such legal opinions and other documents reasonably requested by the Administrative Agent in connection therewith.

As of such Incremental Commitment Effective Date, upon the Administrative Agent’s receipt of the documents required by this paragraph (d), the Administrative Agent shall record the information contained in the applicable Joinder Agreement(s) in the Register and give prompt notice of the increase in the Commitments to the Borrower and the Lenders (including each Incremental Lender).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the other parties (excluding any other Obligors) to enter into this Agreement, the Borrower represents and warrants with respect to itself and each other Obligor to each other party hereto (excluding any other Obligors) that as of the Closing Date, (other than in respect of the representation and warranty set forth is Section 3.13) each Borrowing Date and, in respect of the representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.07, 3.08, 3.09, 3.11, 3.12, 3.16, 3.17, 3.21, 3.22, 3.27, 3.29, 3.30. 3.32, 3.33, 3.34 and 3.35, on each Payment Date:

SECTION 3.01 Status. (a) Each Obligor is a corporation, duly incorporated and validly existing under the laws of the Republic of the Marshall Islands (or such other jurisdiction as may be acceptable to the Administrative Agent), and (b) each Obligor has the power to own its assets and carry on its business as it is being conducted.

SECTION 3.02 Powers and authority. Each Obligor has the power to enter into and perform, and has taken all necessary action to authorize the entry into and performance of, the Loan Documents to which it is or will be a party and the transactions contemplated by those Loan Documents.

SECTION 3.03 Legal validity. The obligations expressed to be assumed by each Obligor in each Loan Document to which it is a party are legal, valid, binding and enforceable obligations, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.04 Non-conflict. The entry into and performance by each Obligor of, and the transactions contemplated by, the Loan Documents to which it is a party do not conflict in any material respect with: (a) any law or regulation applicable to it; (b) its constitutional documents; or (c) any document which is binding upon it or any of its assets that, in the case of this clause (c), would reasonably be expected to cause a Material Adverse Effect.

SECTION 3.05 No default. (a) No Default is continuing or will result from the execution of, or the performance of any transaction contemplated by, any Loan Document. (b) No other event is outstanding which constitutes a default under any document which is binding on any Obligor or any of its assets to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

SECTION 3.06 Authorizations. All authorizations required by each Obligor in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Loan Documents have been obtained or effected (as appropriate) and are in full force and effect, or, in the case of the registration of any Mortgage in respect of a Collateral Vessel that is the subject of a Loan on a Borrowing Date, shall be promptly obtained or effected following such Borrowing Date and within the period prescribed by the Applicable Law.

SECTION 3.07 Financial statements. The audited consolidated financial statements of the Guarantor most recently delivered to the Administrative Agent (or, until delivery of the first audited financial statements, the Original Financial Statements) together with any other financial information of the Guarantor supplied to the Administrative Agent by the Borrower or the Guarantor: (a) have been prepared in accordance with GAAP, consistently applied; (b) have been audited in accordance with GAAP; and (c) fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements or other information.

SECTION 3.08 No misleading information. (a) Any factual information provided in writing (“Written Factual Information”) by or on behalf of any Obligor in connection with the Loan Documents or any Collateral Vessel (other than forward looking information and information of a general economic or industry specific nature) was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated; (b) any financial projections contained in the Written Factual Information were prepared on the basis of recent historical information and on the basis of reasonable assumptions believed by such Obligor to be reasonable at the time made and reflect such Obligor’s judgment based on present circumstances of the most likely set of conditions and course of action for the projected period (it being recognized by the Administrative Agent that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Obligors’ control, that no assurance can be made that any particular projection will be realized, that actual results may differ from projected results and that such differences may be material); and (c) to the best of the knowledge and belief of the Obligors, nothing has occurred and no information has been given or withheld that results in the information contained in the Written Factual Information, taken as a whole, being untrue or misleading in any material respect.

SECTION 3.09 No Material Adverse Effect. There has been no Material Adverse Effect since the date of the Original Financial Statements.

SECTION 3.10 Litigation. No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including, but not limited to, investigative proceedings) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any Obligor.

SECTION 3.11 Pari passu ranking. Each Obligor’s payment obligations under the Loan Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

SECTION 3.12 Taxes. Each Obligor has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been established, and except where failure to file such returns or pay such Taxes, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.13 Taxes on payments. Assuming for these purposes that no Lender is based or conducting business in the Republic of the Marshall Islands or Hong Kong, all amounts payable by any Obligor to the Administrative Parties under the Loan Documents and the Related Contracts may be made without any deduction or withholding for any Taxes.

SECTION 3.14 Stamp duties. Except as notified in writing to by the Administrative Agent by any Obligor, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Loan Document or Related Contract.

SECTION 3.15 Environment. Except as may already have been disclosed by the Borrower in writing to the Administrative Agent: (a) each Vessel Owner and its Environmental Representatives have, without limitation, complied with the provisions of all applicable Environmental Laws in relation to each Collateral Vessel in all material respects; (b) each Vessel Owner and its Environmental Representatives have obtained all requisite Environmental Approvals in relation to each Collateral Vessel and are in compliance with such Environmental Approvals; (c) no Vessel Owner or any of their Environmental Representatives have received notice of any Environmental Liability in relation to a Collateral Vessel which alleges that a Vessel Owner is not in compliance in all material respects with applicable Environmental Laws in relation to such Collateral Vessel or Environmental Approvals in relation to such Collateral Vessel; (d) there is no Environmental Liability in relation to any Collateral Vessel pending or, to the knowledge of the Borrower, threatened which is such that a first class Vessel Owner or operator of vessels such as the Collateral Vessels, making all due enquiries and complying in all respects with its obligations under the ISM Code, ought to have known about; and (e) there has been no release of Hazardous Materials by or in respect of any Collateral Vessel about which a first class borrower or operator of vessels such as the Collateral Vessels making all due enquiries and complying in all respects with its obligations under the ISM Code ought to have known about.

SECTION 3.16 Security Interests. No Security Interest exists over any Obligors’ assets which would cause a breach of Section 6.01.

SECTION 3.17 Security Assets. Each Obligor is solely and absolutely entitled to the Security Assets over which it has or will create any Security Interest pursuant to the Security Documents to which it is, or will be, a party and there is no agreement or arrangement, under which it is obliged to share any proceeds of or derived from such Security Assets with any third party.

SECTION 3.18 Collateral Vessel. (a) Each Collateral Vessel is operational, seaworthy and fit for service and is registered in the name of the applicable Vessel Owner at the relevant registry in the Approved Flag State; and (b) except as approved by the Administrative Agent (acting on the instructions of the Required Lenders), there are no arrangements under which Earnings of any Collateral Vessel may be shared with anyone else.

SECTION 3.19 ISM Code and ISPS Code compliance. In respect of each Collateral Vessel, the relevant Vessel Owner is in compliance with the ISM Code and ISPS Code in respect of that Collateral Vessel in all material respects.

SECTION 3.20 No amendments to Related Contracts. Other than as notified to and agreed by the Administrative Agent in writing, there have been no material amendments to any of the Obligatory Insurance or Management Agreements, and the copies of the Eligible Charters and Charter Guarantees provided to the Administrative Agent prior to the Closing Date are correct and complete (and there have been no material amendments thereto) as of the Closing Date.

SECTION 3.21 Money Laundering. Neither any Borrowings hereunder nor the performance of any of the Obligors’ respective obligations under the Loan Documents or Related Contracts will involve any breach by the Obligors or any of their respective Subsidiaries of any money laundering statutes of any jurisdictions where the Obligors or any of their respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”).

SECTION 3.22 Anti-Corruption and Sanctions. (a) Each Obligor is conducting and will continue to conduct its business in compliance with Anti-Money Laundering Laws and Anti-Corruption Laws; (b) each Obligor has implemented, maintained, and will continue to maintain in effect policies and procedures to ensure its compliance and the compliance by its directors, officers, employees, and agents, with Anti-Money Laundering Laws and Anti-Corruption Laws; (c) none of the Obligors or any of their subsidiaries is, or, to the knowledge of the Obligors, is owned or controlled by, a Sanctioned Person, or located, organized, or resident in a Sanctioned Jurisdiction; (d) no proceeds of the Program Debt will be made available, directly or indirectly, to or for the benefit of, or used to fund any activities with or business of a Sanctioned Person, or in any country territory that, at the time of such funding, is the subject of Sanctions, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any person (including any person participating in the Program Debt, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (e) each Obligor and each of their Subsidiaries is in compliance with all Sanctions, is not, to the best of its knowledge and belief, under investigation for an alleged violation of Sanctions, and shall implement a policy for Sanctions in line with the requirements of this Agreement; (f) each Obligor and each of their Subsidiaries shall not fund all or part of any repayment required to be made pursuant to Program Debt out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any person or a Finance Party to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; and (g) each Obligor and each of their Subsidiaries shall not (and shall procure that no Charterer of any Collateral Vessel will) operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Vessel or part thereof for any purpose or to any person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any anti-terrorism law or any anti-corruption law in each case applicable to it.

SECTION 3.23 Compliance with laws. To the best of the Borrower’s knowledge and belief, each Obligor is in compliance in all material respects with all laws and regulations applicable to it, including Anti-Corruption Laws and Anti-Money Laundering Laws and is not under investigation for an alleged violation thereof.

SECTION 3.24 Investments Company Act. No Obligor is required to register as an “investment company,” as defined in the United States Investment Company Act of 1940, as amended without reliance on Section 3(c)(1) and/or Section 3(c)(7) of the Investment Company Act. No Obligor is a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly referred to as the “Volcker Rule”). In making this determination, the Borrower has made this determination on the basis that no Obligor falls within the definition of “investment company” in Section 3(a)(1) of the Investment Company Act, although other bases or exceptions may be available.

SECTION 3.25 Regulation U. No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Program Debt will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

SECTION 3.26 Insolvency. (a) No Obligor is unable, nor admits or has admitted its inability, to pay its debts as such debts become due or has suspended making payments on any of its debts; (b) no Obligor, by reason of actual or anticipated financial difficulties neither has commenced, nor intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its Indebtedness; (c) the value of the assets of the Borrower is not less than its liabilities (taking into account contingent and prospective liabilities); (d) no moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any Obligors’ Indebtedness; and (e) no reorganization or liquidation of any Obligor has occurred.

SECTION 3.27 Immunity. (a) The execution by each Obligor of each Loan Document to which it is a party constitutes, and the exercise by it of its rights and performance of its obligations under each such Loan Document will constitute, private and commercial acts performed for private and commercial purposes; and (b) no Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Loan Document.

SECTION 3.28 [Reserved].

SECTION 3.29 Jurisdiction and governing law. (a) Each of the following are legal, valid and binding under the Laws of each Obligor’s jurisdiction of incorporation: (i) its irrevocable submission under this Agreement to the jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof; (ii) its agreement that this Agreement is governed by the law of the State of New York; and (iii) its agreement not to claim any immunity to which it or its assets may be entitled; (b) Any judgment obtained in the State of New York will be recognized and be enforceable by the courts of each Obligor’s jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction.

SECTION 3.30 Accounts. Except for the Charged Accounts, no Obligor (other than the Guarantor) has opened or instructed any other Person to open, any accounts.

SECTION 3.31 Charters. On each Borrowing Date, any Eligible Charter relating to a Collateral Vessel which is the subject of such Borrowing shall be in full force and effect.

SECTION 3.32 Ownership. The Borrower is a wholly owned Subsidiary of the Guarantor. Each Vessel Owner is a wholly owned Subsidiary of the Borrower. No Obligor (other than the Guarantor) has any Subsidiaries other than Subsidiaries which are themselves Obligors.

SECTION 3.33 Use of proceeds. The proceeds of the Program Debt will be used by the Borrower (a) to finance or refinance in part the acquisition of the Collateral Vessels purchased or to be purchased by the Vessel Owners (including by refinancing Revolving Loans with Term Loans); (b) for the general corporate purposes of the Borrower and the Guarantor.

SECTION 3.34 Special purpose representations. Except, in each case, with respect to the Guarantor (a) no Obligor has any employees; (b) no Obligor is a party to any contract or agreement with any person, or has conducted any business, or has otherwise created or incurred any liability to any person, other than in connection with the acquisition, chartering and disposition of the Security Assets, the making of Loans or otherwise as permitted by the Loan Documents and activities ancillary thereto; (c) no Obligor is a partner or joint venturer in any partnership or joint venture; and (d) each Obligor has complied in all material respects with all corporate and/or other legal formalities required by its certificate of incorporation, certificate of formation and by-laws, operating agreement, memorandum and articles of association, constitution or similar formation documents, as applicable, and as duly amended prior to the Closing Date, and by Applicable Law, including, among other things, the observance of all restrictions on activity and corporate or other legal form of each such entity’s organizational documents.

SECTION 3.35 Separateness. (a) The Borrower, on behalf of each Obligor (other than the Guarantor) represents that it conducts its business such that it is a separate and readily identifiable business from, and independent of, any Person that is not a Subsidiary, including the Guarantor and each seller under a Purchase Agreement and their respective affiliates (collectively, “Unrelated Parties”), and further covenants as follows:

(i) each Obligor (other than the Guarantor) observes all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;

(ii) each Obligor (other than the Guarantor) maintains its assets and liabilities separate and distinct from those of each Unrelated Party other than the Borrower, and will not commingle its assets with those of any Unrelated Party other than the Borrower;

(iii) each Obligor (other than the Guarantor) maintains its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party other than the Borrower and will receive, deposit, withdraw and disburses its funds separately from any funds of any Unrelated Party other than the Borrower;

(iv) each Obligor (other than the Guarantor) maintains records, books, accounts and minutes separate from those of any Unrelated Party;

(v) each Obligor (other than the Guarantor) conducts its own business in its own name, and not in the name of any Unrelated Party;

(vi) each Obligor (other than the Guarantor) maintains an arm’s-length relationship with its Affiliates;

(vii) each Obligor (other than the Guarantor) maintains separate financial statements from each Unrelated Party, or if part of a consolidated group, then it will be shown as a separate member of such group;

(viii) each Obligor (other than the Guarantor) pays its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from each Unrelated Party, provided that liabilities and obligations of Vessel Owners may be paid by Borrower;

(ix) no later than ninety days following the Closing Date, each Obligor (other than the Guarantor) uses separate stationery, invoices and checks from those of each Unrelated Party;

(x) each Obligor (other than the Guarantor) holds itself out as a separate entity, and shall correct any known misunderstanding regarding its status as a separate entity;

(xi) each Obligor (other than the Guarantor) has not agreed to pay or become liable for any Indebtedness of any Unrelated Party;

(xii) each Obligor (other than the Guarantor) has not held out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it;

(xiii) each Obligor (other than the Guarantor) has not induced any third party to rely on the creditworthiness of any Unrelated Party other than the Guarantor in order that such third party will be induced to contract with it;

(xiv) each Obligor (other than the Guarantor) has not entered into any transactions between it and any Unrelated Party that are more favorable to the Unrelated Party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the Closing Date;

(xv) each Obligor (other than the Guarantor) observes all corporate or other procedures, including minimum capitalization requirements, required under applicable law and under its constitutive documents.

(xvi) each Obligor’s (other than the Guarantor) directors acts in accordance with their duties at law and to exercise independent judgment, and shall not breach those duties or act solely in accordance with any direction, opinion, recommendation or instruction of any Unrelated Party in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.

(b) The Borrower generally carries on its business and manages its affairs as an independent business separate and identifiable from the business of each Unrelated Party and any other person.

SECTION 3.36 Beneficial Ownership Certification. As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct in all respects.

ARTICLE IV

CONDITIONS

SECTION 4.01 Initial Borrowing Date. The obligation of each Lender (including each Issuing Bank) to make Credit Extensions hereunder is subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent and each Lender):

(a) Loan Documents. Copies of counterparts of each of the following documents duly executed by all parties thereto:

(i) this Agreement;

(ii) the Intercreditor Agreement;

(iii) the Fee Letters;

(iv) any Intra Group Loan Agreement;

(v) the Share Pledge in respect of the Borrower (together, to the extent relevant, with any ancillary document required to be provided thereunder, including directors’ resignation letters and letters of authority, signed undated share transfer forms and irrevocable proxies);

(vi) the Account Charge(s) in respect of the Charged Accounts, along with each notice and acknowledgement of charge to the extent applicable;

(b) Corporate Documents. In respect of each of the Guarantor and the Borrower:

(i) a copy, certified by a duly authorized representative of such person to be a true, complete and up to date copy, of the constitutional documents of that person;

(ii) a copy, certified by a duly authorized representative of such person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such person:

(A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(B) authorizing a person or persons to execute and deliver, on behalf of that person, the Loan Documents to which it is party and any notices or other documents to be given pursuant thereto;

(iii) a copy, certified by a duly authorized representative of that person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Loan Documents to which it is a party; and

(iv) specimen signatures of the signatories of that person (including any attorney named in the power of attorney referred to in paragraph (iii) above), certified by an officer of that person.

(c) Service of Process. Evidence that the process agent specified in any of the Loan Documents by an Obligor has accepted its appointment in relation to the relevant Obligor.

(d) “Know your customer”.

(i) Each of the Finance Parties shall have received satisfactory information in order to satisfy their respective “know your customer” requirements.

(ii) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this Section (ii) shall be deemed to be satisfied).

(e) Opinions.

(i) A due execution, capacity and enforcement legal opinion from Marshall Islands’ counsel as to matters of Marshall Islands’ law.

(ii) A legal opinion from Milbank LLP as to matters of New York law.

(f) Fees and Expenses. The Obligors shall have paid all fees, costs and expenses (including legal fees and expenses) agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent invoiced at least two (2) Business Days prior to closing (and, in the case of expenses, including legal fees and expenses), provided that any amounts not invoiced two (2) Business Days prior to closing shall be paid promptly, and not later than 10 days after, demand therefor.

(g) Representations and Warranties. The representations and warranties made in Article 3 are true and correct.

(h) No Default. No Default is outstanding or would result from the Closing Date.

(i) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

Without limiting the generality of Section 8.03(c), for purposes of determining satisfaction of the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 4.02 Conditions to Borrowings. The obligation of each Lender to make a Borrowing available (including its initial Borrowing) is additionally subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions (and, in the case of each document specified in this Section to be received by the Administrative Agent, such document shall be in form and substance satisfactory to the Administrative Agent and each Lender):

(a) Loan Documents and Related Contracts. Each of the following documents duly executed by all parties thereto:

(i) copy of the Borrowing Request;

(ii) to the extent such Borrowing is used to acquire a Collateral Vessel (any such Borrowing, a “Vessel Borrowing”), an original Mortgage (and evidence satisfactory to the Administrative Agent that such Mortgage has been or will be, immediately following the Borrowing, duly registered with applicable registry of the Approved Flag State) in respect of each relevant Collateral Vessel subject to the Borrowing (each a “Relevant Vessel”);

(iii) a copy (with originals to follow promptly following closing) of an executed Share Pledge in respect of each relevant Vessel Owner (each a “Relevant Vessel Owner”), together, to the extent relevant, with any ancillary document required to be provided thereunder, including directors’ resignation letters and letters of authority, signed undated share transfer forms and irrevocable proxies;

(iv) copies of each Intra Group Loan Agreement;

(v) solely in the case of a Vessel Borrowing, a copy (with originals to follow promptly following closing) of the Intercreditor Joinder (Grantor) (as such term is defined in the Intercreditor Agreement) in respect of each Relevant Vessel Owner;

(vi) solely in the case of a Vessel Borrowing, a copy (with originals to follow promptly following closing) of an executed Account Charge in respect of each relevant Vessel Owner Account, where applicable;

(vii) solely in the case of a Vessel Borrowing, a copy (with originals to follow promptly following closing) of an executed General Assignment in respect of each Relevant Vessel;

(viii) solely in the case of a Vessel Borrowing, a copy (with originals to follow promptly following closing) of an executed Deed of Covenant in respect of each Relevant Vessel, where applicable;

(ix) solely in the case of a Vessel Borrowing, a certified copy of the Management Agreement in respect of each Relevant Vessel;

(x) solely in the case of a Vessel Borrowing, an original Management Agreement Assignment in respect of each Relevant Vessel;

(xi) solely in the case of a Vessel Borrowing, an original Manager’s Undertaking;

(xii) solely in the case of a Vessel Borrowing, an original Insurances Assignment in respect of each Relevant Vessel;

(xiii) solely in the case of a Vessel Borrowing, a certified copy of any Eligible Charter in respect of each Relevant Vessel, where applicable;

(xiv) solely in the case of a Vessel Borrowing, a certified copy of any Charter Guarantee in respect of each Relevant Vessel, where applicable;

(xv) solely in the case of a Vessel Borrowing, a certified copy of the Purchase Agreement in respect of each Relevant Vessel, along with each of the documentary conditions precedent set out therein to the extent requested by the Administrative Agent;

(xvi) solely in the case of a Vessel Borrowing, a copy of the Bill of Sale and the protocol of delivery and acceptance in respect of each Relevant Vessel (and evidence satisfactory to the Administrative Agent that, to the extent required, such documents have been or will be, immediately following the Borrowing, duly registered with applicable registry of the Approved Flag State); and

(xvii) executed copies (with originals to follow promptly following closing) of all notices and acknowledgments of assignment required to be served under each Security Document referred to above, provided that any acknowledgements to be provided by any Person which is not a member of the Guarantor Group shall be permitted to be provided within fourteen (14) Business Days of the applicable Borrowing Date and the requirement to provide any acknowledgement from a Charterer shall be subject to the provisions of Section 5.24.

(b) Relevant Vessel documents. Certified copies of: (i) a classification certificate (including a confirmation of class or equivalent certificate) in respect of each Relevant Vessel showing each Relevant Vessel to be in class free from any overdue recommendation, condition or qualification affecting class or, in the event that this is not available, a faxed copy with a certified copy to follow as soon as practicable; (ii) a valid Safety Management Certificate for each Relevant Vessel; (iii) a valid Document of Compliance in respect of each Relevant Vessel; (iv) a valid International Ship Security Certificate for each Relevant Vessel; and (v) to the extent the applicable Relevant Vessel owner has or is required to have such certificate, the certificate listing all the potentially hazardous materials on board each Relevant Vessel.

(c) Obligatory Insurances.

(i) Certified copies of the Obligatory Insurances in respect of each Relevant Vessel; and

(ii) Fax or email confirmation from each broker and club concerned with the Obligatory Insurances of each Relevant Vessel that:

(A) the relevant cover is in effect;

(B) they will accept notice of assignment of the Obligatory Insurances in favor of the Security Trustee and execute an acknowledgement of the notice in the form reasonably acceptable to the Security Trustee;

(C) they will restrict their lien for unpaid premiums under any fleet policy to unpaid premiums in respect of such Relevant Vessel only;

(D) they will issue a letter of undertaking in the form provided for in the Insurances Assignment;

(E) they will accept endorsement of a loss payable clause on the policies in the form provided for in the Insurances Assignment (in the case of brokers and insurers other than clubs) or will note the interest of the Administrative Agent in the entry for the Relevant Vessel by way of a loss payable clause in their current standard form (in the case of clubs); and

(F) they are not aware of any mortgage, charge, assignment or other encumbrance affecting the Obligatory Insurances with which they are concerned (other than any previously disclosed by the Borrower or the Vessel Owner to the Administrative Agent in writing), or in form and substance satisfactory to the Administrative Agent’s insurance adviser.

(iii) Receipt by the Administrative Agent of a final insurance report prepared by BankServe Insurance Services Limited verifying Borrower’s compliance with the insurance requirements set forth in Section 5.26 and 5.27.

(d) Compliance Certificate. A Compliance Certificate signed by the Borrower and certifying, taking account of the proposed Borrowing: (i) the BB Ratio and that no BB Incurrence Period or BB Event will occur or is continuing (including confirmation as to any Excluded Collateral Vessels or exclusions of Asset Values due to any Concentration Limit Event); (ii) the DSCR Ratio and that no DSCR Cash Sweep Event will occur or is continuing; (iii) compliance with the Guarantor Financial Covenants; (iv) compliance with the Concentration Limit Requirements; and (v) compliance with the Hedging Requirement. Such Compliance Certificate will also attach appraisals in form and substance satisfactory to the Administrative Agent setting out (in reasonable detail) the Asset Value and Terminal Value of each Relevant Vessel.

(e) Borrower and Guarantor corporate documents. A bring-down certificate from each of the Borrower and the Guarantor in respect of the items referred to in Section 4.01(b) and, in the case of the Borrower’s bring-down certificate, certifying: (i) that no Default has occurred and is continuing; (ii) that the representations and warranties made in Article 3 shall be true and correct both before and after giving effect to the Borrowing; and (iii) to the Borrower’s knowledge, that the parties to any Eligible Charter in respect of each Relevant Vessel shall be in compliance with the requirements of such Eligible Charter.

(f) Relevant Vessel Owner and Manager corporate documents. In respect of each Relevant Vessel Owner and the Manager:

(i) a copy, certified by a duly authorized representative of such Person to be a true, complete and up to date copy, of the constitutional documents of that Person;

(ii) a copy, certified by a duly authorized representative of such Person to be a true copy and as being in full force and effect and not amended or rescinded, of a resolution of the board of directors of such Person:

(A) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party;

(B) authorizing a person or persons to execute and deliver, on behalf of that person, the Loan Documents to which it is party and any notices or other documents to be given pursuant thereto;

(iii) a copy, certified by a duly authorized representative of that person to be a true copy and as being in full force and effect and not amended or rescinded of the power of attorney (if any) issued by or on behalf of that person, and not amended or rescinded, authorizing the execution by the attorneys named therein of the Loan Documents to which it is a party; and

(iv) specimen signatures of the signatories of that person (including any attorney named in the power of attorney referred to in paragraph (c) above), certified by an officer of that person.

(g) Service of Process. Evidence that the process agent specified in any of the Loan Documents by an Obligor has accepted its appointment in relation to the relevant Obligor.

(h) “Know your customer”. Each of the Finance Parties shall have received satisfactory information in order to satisfy their respective “know your customer” requirements.

(i) Opinions.

(i) A due execution, capacity and enforcement legal opinion from Marshall Islands’ counsel as to matters of Marshall Islands’ law.

(ii) A legal opinion from Milbank LLP as to matters of New York law.

(iii) A legal opinion in relation to the registration and enforceability of the Mortgage (if applicable) under the laws of Hong Kong.

(j) Existing Security. If applicable, evidence in form and substance satisfactory to the Administrative Agent of the release and discharge of any existing mortgage or other Security Interest affecting any Relevant Vessel, or any other releases in connection with any interest which would or might otherwise, in the Administrative Agent’s opinion, adversely affect the security constituted by the Security Documents.

(k) Taxes. Evidence that any Taxes due and payable by the Borrower or any Relevant Vessel Owner in connection with the Relevant Vessel Owner’s purchase of the Relevant Vessel have been paid and discharged in full.

(l) Fees and Expenses. The Obligors shall have paid all fees, costs and expenses (including legal fees and expenses) invoiced at least two (2) Business Days prior to the applicable Borrowing Date and agreed in writing to be paid by it to the Finance Parties in connection herewith (including pursuant to the Fee Letters) to the extent due (and, in the case of expenses, including legal fees and expenses), provided that any amounts not invoiced two (2) Business Days prior to closing shall be paid promptly, and not later than 10 days after, demand therefor.

(m) No Default. No Default is outstanding or would result from the Borrowing Date.

(n) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request.

SECTION 4.03 Conditions to L/C Credit Extension. The obligation of each Issuing Bank to make an L/C Credit Extension (including its initial Credit Extension) is additionally subject to the satisfaction of the following conditions:

(a) the Administrative Agent and, the applicable Issuing Bank shall have received a written request for L/C Credit Extension, as applicable, in accordance with the requirements hereof;

(b) the representations and warranties of the Borrower set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such L/C Credit Extension;

(c) no Default shall have occurred and be continuing or would result from such Credit Extension or from the application of proceeds thereof

(d) a Compliance Certificate signed by the Borrower and evidencing no Cash Sweep Event or BB Incurrence Period shall be continuing or would result from such L/C Credit Extension;

(e) the Borrower and the applicable Issuing Bank shall have agreed the fronting fee with respect to each Letter of Credit issued by such Issuing Bank pursuant to Section 2.09(e); and

(f) the Administrative Agent being satisfied that all applicable Security Documents in connection with such L/C Credit Extension have been duly executed.

Each request for an L/C Credit Extension by the Borrower hereunder and each L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on and as of the date of the applicable L/C Credit Extension as to the matters specified in clauses (b) and (c) above in this Section 4.03.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, all Obligations shall have been paid in full and all Letters of Credit shall have expired or been canceled (without any pending drawings), the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements. The Borrower will furnish to the Administrative Agent and each Lender: (a) the audited consolidated financial statements of the Guarantor for each of its financial years ending after the Closing Date; and (b) quarterly consolidated statements of the Guarantor for each quarter of each of their financial years ending after the Closing Date. All financial statements must be supplied promptly after they are available and: (i) in the case of audited financial statements, within 180 days of the end of the relevant financial period; and (ii) in the case of quarterly financial statements, within 90 days of the end of the relevant financial period. The Borrower must ensure that each set of the financial statements supplied under this Agreement fairly represents in all material respects the financial condition (consolidated or otherwise) of the Guarantor as at the date to which those financial statements were drawn up, subject, in the case of interim financial statements, to year-end adjustments and the absence of footnotes. The Borrower must notify the Administrative Agent of any change to the basis on which the Guarantor’s audited financial statements are prepared. If requested by the Administrative Agent, the Borrower must supply or procure that the following are supplied to the Administrative Agent: (A) a full description of any change notified above; and (B) sufficient information to enable the Lenders to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Administrative Agent and the Lenders under this Agreement. If requested by the Administrative Agent, the Guarantor must enter into discussions for a period of not more than thirty (30) days with a view to agreeing to any amendments required to be made to this Agreement to place the Administrative Agent and the Lenders in the same position as it would have been in if the change had not happened. If no such agreement is reached on the required amendments to this Agreement, the Borrower must ensure that the Guarantor’s or its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

SECTION 5.02 Compliance Certificates. The Borrower will deliver to the Administrative Agent a Compliance Certificate certified by the Borrower and the Guarantor in the form set out in Exhibit B on the following dates:

(a) within 2 Business Days following each Determination Date;

(b) five (5) days prior to a Vessel Disposition;

(c) the date of any Total Loss of a Collateral Vessel (as determined by the Administrative Agent and notified to the Borrower);

(d) five (5) days prior to a Vessel Substitution Date;

(e) upon the release of any Security Assets; and

(f) upon any Borrowing Date.

Each Compliance Certificate supplied by the Borrower and the Guarantor shall, amongst other things, set out (in reasonable detail) computations as to compliance with the financial covenants set forth in Section 6.09 below and the Concentration Limit Requirements and must be signed by an officer of the Guarantor.

SECTION 5.03 Valuation.

(a) The valuation of a Collateral Vessel shall be the mean average of two valuations each certified in Dollars and carried out by two of the Approved Valuers (without physical inspection of the relevant Collateral Vessel), reporting to the Administrative Agent by way of written reports in form and substance satisfactory to the Administrative Agent (acting reasonably) on the basis of a sale for prompt delivery of the Collateral Vessel for cash (free of Security Interests), on a without charter basis and at arm’s-length on normal commercial terms as between willing seller and buyer.

(b) There shall be deducted from any value or valuation produced in accordance with this Section 5.03 an amount equal to the sum of (i) the amount which is owing at such time plus (ii) the amount which is scheduled to become due prior to the due date of the next valuation pursuant to clause (d) of this Section 5.03, in each case under the foregoing clauses (b)(i) and (ii), solely to the extent such amount is secured on the Collateral Vessel concerned by any prior or equal ranking Security Interest (other than in favor of the Security Trustee to secure the Secured Obligations).

(c) Prior to each Borrowing Date in respect of the acquisition of one or more Collateral Vessels, the Borrower will procure a valuation in relation to each such Collateral Vessel, on the basis described in subsections 5.03(a) and (b) above.

(d) In respect of the Collateral Vessels, the Borrower will procure updated valuations on the basis described in this Section 5.03 every six months as of December 31 and June 30, provided that if a BB Event occurs and is not cured on the immediately succeeding Payment Date, the Borrower shall procure updated valuations on each Determination Date until such BB Event is cured. Such valuations shall be (or have been) used as the basis for determining the BB Ratio and shall be attached to each Compliance Certificate delivered pursuant to Section 5.02.

(e) The Borrower will procure in favor of the Administrative Agent and the Approved Valuers, all such information as they may reasonably require in order to effect such valuations.

(f) All valuations shall be at the expense of the Borrower.

(g) Any valuation under this Section 5.03 shall be binding and conclusive (save for manifest error).

SECTION 5.04 Access to Books and Records. Upon the request of the Administrative Agent, the Obligors shall provide the Administrative Agent and any of its representatives, professional advisors and contractors with access to, and permit inspection of, its books and records, in each case at reasonable times and upon reasonable notice; provided that unless an Event of Default has occurred and is continuing, such inspections shall not occur more than one time during any calendar year.

SECTION 5.05 Information - miscellaneous. Each of the Borrower and the Guarantor must supply to the Administrative Agent in sufficient copies (which may take the form of an electronic copy) for all the Lenders:

(a) information with respect to the Collateral Vessels reasonably requested by Administrative Agent and copies of any publicly available information regarding the Obligors;

(b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against it and which would reasonably be expected, if adversely determined, to have a Material Adverse Effect;

(c) promptly upon becoming aware of them, details of any claim, lawsuit, action, proceedings or investigation which are current, threatened or pending against it with respect to Sanctions; and

(d) promptly on request (i) such further information, in sufficient copies for all the Lenders, regarding the financial condition and operations of the Obligors as the Administrative Agent or as the Lenders may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

SECTION 5.06 Notification of Default.

(a) Unless the Administrative Agent has already been so notified, the Borrower must notify the Administrative Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly on request by the Administrative Agent but not more often than once in any 3 month period, unless the Administrative Agent, acting reasonably, believes an Event of Default has occurred and is continuing (in which event the Administrative Agent shall specify the applicable Event of Default and shall be entitled to make such requests as and when it considers it appropriate to do so), the Borrower must supply to the Administrative Agent a certificate, signed by two (2) of its authorized signatories on its behalf, certifying that no Event of Default is continuing or, if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it.

SECTION 5.07 Know your customer checks.

(a) If:

(i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii) any change in the status of an Obligor after the date of this Agreement; or

(iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Administrative Agent or any Lender (or, in the case of Section 5.07(a)(iii), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Section 5.07(a)(iii), on behalf of any prospective new Lender) in order for the Administrative Agent, such Lender or, in the case of the event described in Section 5.07(a)(iii), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents,

(b) Each Lender shall promptly upon the request of the Administrative Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself) in order for the Administrative Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents.

(c) The Borrower shall promptly upon the request of the Administrative Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Administrative Agent (for itself or on behalf of any Lender) or any Lender in order for the Administrative Agent or such Lender to refresh and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Loan Documents, provided that the Borrower shall not be required to comply with any such request from the Administrative Agent or any Lender more than once in any twelve (12) month period.

SECTION 5.08 Use of websites. The Borrower acknowledges and agrees that any information under this Agreement may be delivered to a Lender (through the Administrative Agent) on to an electronic website if:

(a) the Administrative Agent and the Lender agree;

(b) the Administrative Agent appoints a website provider and designates an electronic website for this purpose;

(c) the designated website is used for communication between the Administrative Agent and the Lenders;

(d) the Administrative Agent notifies the Lenders of the address and password for the website;

(e) the information can only be posted on the website by the Administrative Agent; and

(f) the information posted is in a format agreed between the Borrower and the Administrative Agent.

The cost of the website shall be borne by the Borrower, subject to such cost being agreed by the Borrower beforehand. Any Lender may request, through the Administrative Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the designated website. The Borrower shall at its own cost comply with any such request within ten (10) Business Days.

SECTION 5.09 Authorizations. Each Obligor must promptly obtain, maintain and comply, in all material respects, with the terms of any authorization required under any Applicable Law to enable it to perform its obligations under, or for the validity or enforceability of, any Loan Document.

SECTION 5.10 Compliance with laws. Each Obligor must comply and must procure that the Manager complies in all material respects with all Applicable Laws to which it is subject.

SECTION 5.11 Pari passu ranking. Each Obligor must ensure that its payment obligations under the Loan Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

SECTION 5.12 Place of business. Each Obligor must:

(a) establish and maintain a place of business in, and shall keep its corporate documents and records at any of, the Republic of the Marshall Islands, Hong Kong and Vancouver, or any of them, provided the Administrative Agent is satisfied that such establishment in such location does not adversely affect the validity, enforceability or effectiveness of any Loan Document and does not give rise to any requirement under any Applicable Law for a deduction for withholding Tax; and

(b) except with respect to the Guarantor, will not establish, or do anything as a result of which it would be deemed to have, a place of business in any other location other than the Republic of the Marshall Islands, Hong Kong or Vancouver without the consent of the Administrative Agent (acting on the instructions of the Required Lenders, such consent not to be unreasonably withheld or delayed).

SECTION 5.13 Security. Each Obligor:

(a) will procure that each Mortgage to which it is a party is, and continues to be, registered as a first priority mortgage on the registry of the relevant Approved Flag State;

(b) without prejudice to paragraph (a) will procure that the Mortgages and any other security conferred by it under any Security Document are registered as a first priority interest with the relevant authorities within the period prescribed by the Applicable Laws and is maintained and perfected with the relevant authorities;

(c) will at its own cost, use best efforts to ensure that any Loan Document to which it is a party validly creates the obligations and Security Interests which it purports to create; and

(d) without limiting the generality of paragraph (a) above, will at its own cost, promptly register, file, record or enroll any Loan Document to which it is a party with any court or authority, pay any stamp, registration or similar tax payable in respect of any such Loan Document, give any notice or take any other step which, in the reasonable opinion of the Administrative Agent, is or has become necessary for any such Loan Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

SECTION 5.14 Separateness Covenants. Each Obligor (other than the Guarantor) shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any Unrelated Party, and further covenants as follows:

(a) Each Obligor (other than the Guarantor) will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each Unrelated Party;

(b) Each Obligor (other than the Guarantor) shall maintain its assets and liabilities separate and distinct from those of each Unrelated Party other than the Borrower, and will not commingle its assets with those of any Unrelated Party other than the Borrower;

(c) Each Obligor (other than the Guarantor) shall maintain its accounts and funds separate and distinct from the accounts and funds of each Unrelated Party other than the Borrower and will receive, deposit, withdraw and disburse its funds separately from any funds of any Unrelated Party other than the Borrower;

(d) Each Obligor (other than the Guarantor) shall maintain records, books, accounts and minutes separate from those of any Unrelated Party;

(e) Each Obligor (other than the Guarantor) shall conduct its own business in its own name, and not in the name of any Unrelated Party;

(f) Each Obligor (other than the Guarantor) shall maintain an arm’s-length relationship with its Affiliates;

(g) Each Obligor (other than the Guarantor) shall maintain separate financial statements from each Unrelated Party, or if part of a consolidated group, then it will be shown as a separate member of such group;

(h) Each Obligor (other than the Guarantor) shall pay its own liabilities and obligations out of its own funds, whether in the ordinary course of business or not, as a legal entity separate from each Unrelated Party, provided that liabilities and obligations of Vessel Owners may be paid by Borrower;

(i) Commencing no later than ninety (90) days following the Closing Date, each Obligor (other than the Guarantor) shall use separate invoices and checks from those of each Unrelated Party;

(j) Each Obligor (other than the Guarantor) shall hold itself out as a separate entity, and correct any known misunderstanding regarding its status as a separate entity;

(k) Each Obligor (other than the Guarantor) shall not agree to pay or become liable for any Indebtedness of any Unrelated Party;

(l) Each Obligor (other than the Guarantor) shall not hold out that it is a division of any Unrelated Party, or that any Unrelated Party is a division of it;

(m) Each Obligor (other than the Guarantor) shall not induce any third party to rely on the creditworthiness or any Unrelated Party other than the Guarantor in order that such third party will be induced to contract with it;

(n) Each Obligor (other than the Guarantor) shall not enter into any transactions between it and any Unrelated Party that are more favorable to the Unrelated Party than transactions that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any agreements in effect on the Closing Date; and

(o) Each Obligor (other than the Guarantor) shall observe all corporate or other procedures required under applicable law and under its constitutive documents; and

(p) Each Obligor (other than the Guarantor) shall procure that each of its directors will act in accordance with their duties at law and to exercise independent judgment, and shall not in breach of those duties, act solely in accordance with any direction, opinion, recommendation or instruction of any Unrelated Party in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements.

SECTION 5.15 Registration of the Collateral Vessels. Each Obligor shall and procure that the Manager shall:

(a) procure and maintain the valid and effective provisional registration of the Collateral Vessels under the flag of an Approved Flag State and shall effect permanent registration of the Collateral Vessel within two months following the Borrowing Date, and shall ensure nothing is done or omitted by which the registration of the Collateral Vessels would or might be defeated or imperiled; and

(b) not change the name or port of registration of the Collateral Vessels without the prior written notice to the Administrative Agent.

SECTION 5.16 Classification and repair. Each Obligor will, and will procure that the Manager will:

(a) ensure that the Collateral Vessels are surveyed from time to time as required by the Classification Society in which that Collateral Vessel is for the time being entered and maintain and preserve each Collateral Vessel in good working order and repair, ordinary wear and tear excepted, and in any event in such condition as will entitle each to classification free of all recommendations or conditions against class that are not overdue;

(b) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment shall be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Collateral Vessels;

(c) unless required to comply with clause (e) below, not remove any material part of any of the Collateral Vessels, or any item of equipment installed on any of the Collateral Vessels unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than any Permitted Liens) or any right in favor of any person other than the Administrative Agent and becomes on installation on that Collateral Vessel the property of the relevant Vessel Owner and subject to the security constituted by the relevant Security Document(s) provided that such Vessel Owner may install and remove equipment owned by a third party if the equipment can be removed without any risk of material damage to a Collateral Vessel;

(d) ensure that each Collateral Vessel complies in all material respects with all Applicable Laws from time to time applicable to vessels registered under the laws and flag of the relevant Approved Flag State;

(e) not without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), cause or permit to be made any substantial change in the structure, type or performance characteristics of any of the Collateral Vessels and provide notification of such substantial changes in structure, type or performance characteristics of any of the Collateral Vessels to the Administrative Agent and, furthermore, provide confirmation to the Administrative Agent that such substantial change in structure, type or performance characteristics of any of the Collateral Vessels shall not result in a breach of any covenant under this Agreement; provided, however, that this Section 5.16(e) shall not apply to (i) modifications of any Collateral Vessel with respect to ballast water treatment systems, bulbous bows, and scrubbers provided that there is no reduction in the value of such Collateral Vessel, and (ii) mandatory modifications to any Collateral Vessel required by Applicable Law from time to time;

(f) maintain a safe sustainable and socially responsible policy with respect to dismantling of the Collateral Vessels;

(g) ensure that any Collateral Vessel controlled by it or sold to an intermediary with the intention of being scrapped prior to the Discharge of Secured Obligations, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 (the “Hong Kong Convention”) and/or Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC, as applicable; and

(h) procure, with effect from the earlier of (i) December 31, 2020 and (ii) the date the Hong Kong Convention comes into force, obtain an Inventory of Hazardous Material in respect of the Collateral Vessel owned by it which shall be maintained until the Discharge of Secured Obligations. For the purposes of this clause, “Inventory of Hazardous Material” means a statement of compliance issued by the relevant Classification Society which includes a list of any and all materials known to be potentially hazardous present in a Collateral Vessel’s structure and equipment, also referred to as “List of Hazardous Materials” or “Green Passport”.

SECTION 5.17 Lawful and safe operation. Each Obligor will, and will procure that the Manager will:

(a) operate each Collateral Vessel and cause each Collateral Vessel to be operated in a manner consistent in all material respects with any and all laws, regulations, treaties and conventions (and all rules and regulations issued thereunder) from time to time applicable to that Collateral Vessel;

(b) not cause or permit any of the Collateral Vessels to trade with, or within the territorial waters of any country in which her safety could reasonably be expected to be imperiled by exposure to piracy, terrorism, arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;

(c) not cause or permit any of the Collateral Vessels to be employed in any manner which will or may give rise to any reasonable degree of likelihood that such Collateral Vessel would be liable to requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize;

(d) not cause or permit any of the Collateral Vessels to be employed in any trade or business which is forbidden by international law or is illicit or in knowingly carrying illicit or prohibited goods;

(e) in the event of hostilities in any part of the world (whether war be declared or not) not cause or permit any of the Collateral Vessels to be employed in carrying any contraband goods and that she does not trade in any zone after it has been declared a war zone by any authority or by any of that Collateral Vessel’s war risks Insurers unless that Collateral Vessel’s Insurers shall have confirmed to the Borrower that such Collateral Vessel is held covered under the Obligatory Insurances for the voyage(s) in question; and

(f) not charter any of the Collateral Vessels or permit any of the Collateral Vessels to serve under any contract of affreightment with any foreign country or national of any foreign country which would be contrary to Applicable Law or would render any Loan Document or the security conferred by the Security Documents unlawful.

SECTION 5.18 Repair of the Collateral Vessels. No Obligor will and each Obligor will procure that the Manager will not, put any of the Collateral Vessels into the possession of any person for the purpose of work being done upon her beyond the amount of US$5,000,000 (or equivalent), other than for classification or scheduled dry docking unless such person shall have given an undertaking to the Administrative Agent not to exercise any lien on that Collateral Vessel or Obligatory Insurances for the cost of that work or otherwise.

SECTION 5.19 Arrests and liabilities. Each Obligor will, and will procure that the Manager will, at all times:

(a) pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens (other than Permitted Liens) on or claims enforceable against any of the Collateral Vessels and take all reasonable steps to prevent a threatened arrest of any of the Collateral Vessels;

(b) notify the Administrative Agent promptly in writing of the levy of either distress on any of the Collateral Vessels or her arrest, detention, seizure, condemnation as prize, compulsory acquisition or requisition for title or use and (save in the case of compulsory acquisition or requisition for title or use) obtain her release within thirty (30) days;

(c) pay and discharge when due all dues, taxes, assessments, governmental charges, fines and penalties lawfully imposed on or in respect of any of the Collateral Vessels or any Obligor except those which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available) and provided that the continued existence of such dues, taxes, assessments, governmental charges, fines or penalties does not give rise to any reasonable degree of likelihood that any of the Collateral Vessels would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize; and

(d) pay and discharge all other obligations and liabilities whatsoever in respect of any of the Collateral Vessels and the Obligatory Insurances except those which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available) and provided that the continued existence of those obligations and liabilities in respect of any of the Collateral Vessels and the Obligatory Insurances does not give rise to any reasonable degree of likelihood that such Collateral Vessel would be liable to arrest, requisition, confiscation, forfeiture, seizure, destruction or condemnation as prize and provided always that each Collateral Vessel remains properly managed and insured at all times in accordance with the terms of the Loan Documents.

SECTION 5.20 Environment. Each Obligor shall, and shall procure that the Manager shall, at all times:

(a) comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Representatives of such Obligor comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to any of the Collateral Vessels or her operation or her carriage of cargo); and

(b) promptly upon the occurrence of any of the following events in relation to a Collateral Vessel, provide to the Administrative Agent a certificate of an officer of the Borrower or of the Borrower’s agents specifying in detail the nature of the event concerned:

(i) the receipt by the Borrower or any Environmental Representative (where the Borrower has knowledge of the receipt) of any Environmental Claim; or

(ii) any release of Hazardous Materials.

SECTION 5.21 Information regarding the Collateral Vessels. Each Obligor shall, and shall procure that the Manager shall, at all times:

(a) promptly notify the Administrative Agent of the occurrence of any accident, casualty or other event which has caused or resulted in or may cause or result in a Collateral Vessel being or becoming a Total Loss;

(b) promptly notify the Administrative Agent of any material requirement or recommendation made by any insurer or Classification Society or by any competent authority which is not complied with in a timely manner;

(c) annually provide the Administrative Agent with a schedule setting out and all intended dry dockings of any of the Collateral Vessels;

(d) promptly notify the Administrative Agent of any Environmental Claim being made in connection with any of the Collateral Vessels or its operation;

(e) promptly notify the Administrative Agent of any claim for breach of the ISM Code being made in connection with any of the Collateral Vessels or its operation;

(f) promptly notify the Administrative Agent of any claim for breach of the ISPS Code being made in connection with any of the Collateral Vessels or its operation;

(g) give to the Administrative Agent from time to time on request such information, in sufficient copies (which may take the form of electronic copies) for all the Lenders, as the Administrative Agent may reasonably request regarding any of the Collateral Vessels, her employment, position and engagements;

(h) provide the Administrative Agent with copies of the classification certificate of the Collateral Vessels and of all periodic damage or survey reports on any of the Collateral Vessels which the Administrative Agent may reasonably request;

(i) promptly furnish the Administrative Agent with full information of any casualty or other accident or damage to any of the Collateral Vessels involving an amount in excess of US$1,500,000 (or equivalent);

(j) give to the Administrative Agent and its duly authorized representatives reasonable access to any of the Collateral Vessels for the purpose of conducting on board inspections and/or surveys of such Collateral Vessel provided that (i) the Administrative Agent shall co-operate with the Borrower in respect of the timing for and the place where such surveys take place in order to minimize disruption to the activities of such Collateral Vessel, and (ii) unless a Default has occurred and is continuing or such on board inspection and/or survey demonstrates that a Default is continuing, such inspections and/or surveys shall (x) not occur more than one time during any calendar year and (y) not take place at the expense of the Borrower; and

(k) if the Administrative Agent reasonably believes an Event of Default may have occurred and the Administrative Agent specifies such Event of Default, furnish to the Administrative Agent from time to time upon reasonable request certified copies of the ship’s log in respect of any of the Collateral Vessels.

SECTION 5.22 Provision of further information. Each Obligor shall, and shall procure that the Manager shall, as soon as practicable following receipt of a request by the Administrative Agent, provide the Administrative Agent, with sufficient copies for all the Lenders, with any additional or further financial or other information relating to any of the Collateral Vessels, the Obligatory Insurances or to any other matter relevant to, or to any provision of, a Loan Document which the Administrative Agent may reasonably request. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

SECTION 5.23 Management. Each Obligor shall, and shall procure that the Manager shall, ensure that at all times:

(a) the relevant Collateral Vessel is managed by the Manager; and

(b) no Manager shall terminate or materially vary (or agree to materially vary) the terms of its management.

There shall be no change in the Manager or appointment of an alternative manager unless such replacement or alternative manager is a Manager and the terms of its appointment are approved by the Administrative Agent, and, simultaneously with its appointment, the management agreement with such manager is assigned to the Security Trustee and the manager enters into a Manager’s Undertaking, each on substantially the same terms as applicable to the previous manager, and such other documents and evidence of the kind referred to in Section 4.01 and Section 4.02 in respect of the management arrangements are provided in respect of such replacement management arrangements.

SECTION 5.24 Charters. Each Vessel Owner shall be entitled to let its Collateral Vessels, pursuant to an Eligible Charter or other Charter, provided always that each Vessel Owner complies with the terms of this Agreement and the other Loan Documents (including the Concentration Limit Requirements) and:

(a) if a Vessel Owner enters into a Charter in respect of a Collateral Vessel, it promptly notifies the Administrative Agent thereof;

(b) such Vessel Owner shall either promptly obtain the consent (if required) of the Charterer to the assignment of that Charter pursuant to the General Assignment or ensure that the terms of such Charter permit assignment of that Charter without consent;

(c) such Vessel Owner serves a notice of assignment upon the Charterer pursuant to the terms of the General Assignment and, if such Vessel Owner is party to a Charter with a term that exceeds twelve (12) months (including any extension options) such Vessel Owner shall obtain an acknowledgement from the Charterer (and such Vessel Owner shall use reasonable endeavors to obtain such acknowledgement in a signed writing as opposed to by email, which shall otherwise be acceptable if such Charterer refuses to provide such acknowledgement in a signed writing);

(d) Vessel Owners may only enter into bareboat or demise charters with Eligible Bareboat Charterers, as such term is defined in Schedule 2.02, and, prior to entering into any such bareboat or demise charter, the Borrower shall procure that a Charterer’s Undertaking is provided by the applicable Charterer. In addition, the Borrower shall procure that any such bareboat or demise charter includes an undertaking from the Charterer to the effect that such Charterer will not permit the use or operation of the applicable Collateral Vessel (i) in any country or territory that at such time is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any Person, the Finance Parties or any other person participating in the Program Debt (whether as underwriter, advisor, investor or otherwise) of Sanctions;

(e) Vessel Owners shall procure the prior written consent of the Administrative Agent for any charter where more than six (6) months charterhire is paid in advance;

(f) Vessel Owners shall procure the prior written consent of the Administrative Agent for any arrangement under which Earnings of any Collateral Vessel may be shared with anyone else; and

(g) Vessel Owners shall procure the prior written consent of the Administrative Agent for any charter with any Affiliate of the Guarantor or which is otherwise than on arm’s length terms.

SECTION 5.25 Termination of Eligible Charters. At all times until the Maturity Date, each Obligor shall advise the Administrative Agent of any of the following events:

(a) any breach (other than a technical breach which is cured promptly) by the relevant Charterer or the Vessel Owner of the terms of an Eligible Charter of which such Obligor becomes aware;

(b) the termination of an Eligible Charter by either the relevant Vessel Owner or the relevant Charterer; and

(c) as soon as it becomes aware of such event, the occurrence of an insolvency event of the nature referred to in Section 7.01(f), (g), (h) or (j) in respect of a Charterer.

SECTION 5.26 Scope of Obligatory Insurances. Each Vessel Owner will, in respect of each Collateral Vessel:

(a) at all times for a Collateral Vessel, keep that Collateral Vessel insured in the applicable Required Insurance Amount, in Dollars in the name of the relevant Vessel Owner or in the joint names of the Vessel Owner, the Manager, any crewing agents and (if the Administrative Agent so requires) the Security Trustee (provided that all such Persons, other than the Security Trustee and any crewing agents, have provided an assignment of their interests in such insurances to the Security Trustee) without the Administrative Agent or the Security Trustee being liable for but having the right to pay premiums, through brokers approved by the Administrative Agent against fire and usual marine risks (including hull and machinery and Excess Risks) with approved underwriters or insurance companies approved by the Administrative Agent and by policies in form and content approved by the Administrative Agent with a deductible which is a Required Deductible Amount or in an amount reasonably satisfactory to the Administrative Agent;

(b) at all times for a Collateral Vessel, keep that Collateral Vessel insured in the applicable Required Insurance Amount in the same manner as above against war risks (including risks of mines and all risks, whether or not regarded as war risks, London Blocking and Trapping Addendum and Lost Vessel clause, excepted by the free of capture and seizure clauses in the standard form of Lloyds marine policy) either:

(i) with underwriters or insurance companies approved by the Administrative Agent and by policies in form and content approved by the Administrative Agent; or

(ii) by entering the relevant Collateral Vessel in an approved war risks association,

and for the avoidance of doubt, such war risks insurance will include protection and indemnity liability up to at least the applicable Required Insurance Amount, excluding any liability in respect of death, injury or damage to crew, and shall include a deductible which is a Required Deductible Amount or in an amount reasonably satisfactory to the Administrative Agent;

(c) at all times for a Collateral Vessel, keep that Collateral Vessel entered in respect of her full value and tonnage in an approved protection and indemnity association against all risks as are normally covered by such protection and indemnity association (including pollution risks and the proportion not recoverable in case of collision under the running down clause inserted in the ordinary Lloyds policies), such cover for pollution risks to be for:

(i) a minimum amount of US$1,000,000,000 or such other amount of cover against pollution risks as shall at any time be comprised in the basic entry of each Collateral Vessel with either a protection and indemnity association which is an acceptable member of either the International Group of protection and indemnity associations (or any successor organization designated by the Administrative Agent for this purpose) or the International Group (or such successor organization) itself; or

(ii) if the International Group or any such successor ceases to exist or ceases to provide or arrange any cover for pollution risks (or any supplemental cover for pollution risks over and above that afforded by the basic entry of each Collateral Vessel with its protection and indemnity association), such aggregate amount of cover against pollution risks as shall be available on the open market and by basic entry with a protection and indemnity association for ships of the same type, size, age and flag as each respective Collateral Vessel, provided that, if any Collateral Vessel has ceased trading or is in lay up and in either case has unloaded all cargo, the level of pollution risks cover afforded by ordinary protection and indemnity cover available through a member of the International Group or such successor organization or, as the case may be, on the open market in such circumstances shall be sufficient for such purposes; and

(d) at all times for a Collateral Vessel, whenever any Collateral Vessel is trading to Japanese territorial waters and when so required by the Administrative Agent, maintain in full force and effect social responsibility insurance in respect of the Collateral Vessel with underwriters or insurance companies approved by the Administrative Agent and by policies in form and content approved by the Administrative Agent, provided always that a first class Vessel Owner or operator of vessels such as the Collateral Vessels would maintain and effect such social responsibility insurance.

SECTION 5.27 Obligatory Insurances. Without prejudice to its obligations under Section 5.26, each Vessel Owner will:

(a) not without the prior consent of the Administrative Agent materially alter any Obligatory Insurance nor make, do, consent or agree to any act or omission which would or might render any Obligatory Insurance invalid, void, voidable or unenforceable or render any sum paid out under any Obligatory Insurance repayable in whole or in part;

(b) not cause or permit any Collateral Vessel to be operated or traded in any way inconsistent with the provisions or warranties of, or implied in, or outside the cover provided by, or which would trigger the exclusion clause (or similar) under, any Obligatory Insurance or to be engaged in any voyage or to carry any cargo not permitted by any Obligatory Insurances without first covering the relevant Collateral Vessel in the relevant Required Insurance Amount and her freights for an amount approved by the Administrative Agent in Dollars or another approved currency with the Insurers;

(c) duly and punctually pay when due all premiums, calls, contributions or other sums of money from time to time payable in respect of any Obligatory Insurance;

(d) renew all Obligatory Insurances at least three (3) days before the relevant policies or contracts expire and procure that the approved brokers and/or war risks and protection and indemnity clubs and associations shall promptly confirm in writing to the Administrative Agent as and when each renewal is effected;

(e) forthwith upon the effecting of any Obligatory Insurance, give written notice of the insurance to the Administrative Agent stating the full particulars (including the dates and amounts) of the insurance, and on request produce the receipts for each sum paid by it pursuant to paragraph (c) above;

(f) not settle, release, compromise or abandon any claim in respect of any Total Loss unless the Administrative Agent is satisfied that such release, settlement, compromise or abandonment will not prejudice the interests of the Finance Parties under or in relation to any Finance Document;

(g) arrange for the execution and delivery of such guarantees as may from time to time be required by any protection and indemnity or war risks club or association;

(h) procure that the interest of the Security Trustee is noted on all policies of insurance;

(i) procure that a loss payee provision in the form scheduled to the Insurances Assignment is endorsed on all policies of insurance relating to the Collateral Vessels;

(j) obtain from the relevant insurance brokers and P&I Club letters of undertaking in the forms scheduled to the Insurances Assignments; and

(k) in the event that the Vessel Owner receives payment of any moneys under the Insurance Assignment, save as provided in the loss payable clauses scheduled to the Insurance Assignment, forthwith pay over the same to the Security Trustee and, until paid over, such moneys shall be held in trust for the Security Trustee by the Borrower.

SECTION 5.28 Power of Administrative Agent to insure. If the Obligors fail to effect and keep in force Obligatory Insurances in accordance with this Agreement, it shall be permissible, but not obligatory, for the Administrative Agent to effect and keep in force insurance or insurances in the amounts required under this Agreement and entries in a protection and indemnity association or club and, if it deems necessary or expedient, to insure the war risks upon any Collateral Vessel, and the Borrower will reimburse the Administrative Agent for the costs of so doing.

SECTION 5.29 ISM Code. Each Vessel Owner shall, and shall procure that the Manager shall:

(a) at all times be responsible for compliance by itself and by each Collateral Vessel with the ISM Code; and

(b) at all times ensure that:

(i) each Collateral Vessel has a valid Safety Management Certificate (as defined in the ISM Code);

(ii) each Collateral Vessel is subject to a safety management system (as defined in the ISM Code) which complies with the ISM Code; and

(iii) there is a valid Document of Compliance (as defined in the ISM Code), which is held on board the Collateral Vessel,

(c) and shall deliver to the Administrative Agent, a copy of a valid Safety Management Certificate and a valid Document of Compliance in respect of the relevant Collateral Vessel, in each case duly certified by an officer of the Borrower;

(d) promptly notify the Administrative Agent of any actual or, upon becoming aware of the same, threatened withdrawal of an applicable Safety Management Certificate or Document of Compliance;

(e) promptly notify the Administrative Agent of the identity of the person ashore designated for the purposes of paragraph 4 of the ISM Code and of any change in the identity of that person; and

(f) promptly upon becoming aware of the same notify the Administrative Agent of the occurrence of any material accident or major non-conformity (as defined in the ISM Code) requiring action under the ISM Code.

SECTION 5.30 ISPS Code. Each Obligor shall, and shall procure that the Manager shall, at all times:

(a) comply and be responsible for compliance by itself and by each Collateral Vessel with the ISPS Code; and

(b) ensure that:

(i) each Collateral Vessel has a valid International Ship Security Certificate;

(ii) each Collateral Vessel’s security system and its associated security equipment comply with section 19.1 of Part Appendix 1 of the ISPS Code;

(iii) each Collateral Vessel’s security system and its associated security equipment comply in all respects with the applicable requirements of Chapter XI-2 of SOLAS and Appendix 1 of the ISPS Code; and

(iv) an approved ship security plan is in place.

SECTION 5.31 Dry Docking. The Guarantor shall ensure that each Obligor shall meet all of that Obligor’s obligations with respect to the cost of scheduled dry docking in relation to the Collateral Vessel owned by such Obligor and that such costs are paid when due except those costs which are being disputed in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided or are and continue to be available).

SECTION 5.32 Rating. If, following the Closing Date, the Obligors obtain a credit rating from a rating agency as required by any Program Debt, the Borrower shall, solely during the period for which such rating is required to be maintained by the applicable Program Debt, be required to maintain a rating with the relevant rating agency or any replacement rating agent selected by Borrower. For the avoidance of any doubt, the requirement to maintain a rating shall not be breached if the rating changes (upwards or downwards) and, if a rating is provided by a rating agency but, prior to its publication, the ratings process is withdrawn, the Borrower shall not be required to maintain such rating.

SECTION 5.33 Required Hedging.

(a) No later than the date falling six (6) months after the Closing Date or, if earlier, the date on which the final Identified Vessel is added to the Security Assets, the Borrower shall enter into, and subsequently maintain in effect, one or more interest rate hedge transactions under Hedging Agreements to ensure that the notional principal amount hedged by the Hedging Agreements is, in aggregate:

(i) not less than twenty per cent. (20%); and

(ii) not more than one hundred per cent. (100%),

of the Hedgeable Loan Amount (taking into account the amortization of the Loans) (such requirement, the “Hedging Requirement”).

(b) The Borrower shall not terminate, break or otherwise cancel any Swap except (i) for the portion of a Swap relevant to a prepayment of a Loan required or permitted hereunder and (ii) where it is economically prudent and advantageous to do so in the circumstances provided that a termination, break or cancellation under (ii) shall not be permitted if it would otherwise breach the Hedging Requirement or if there is then at such time a Cash Sweep Event or if it would cause a Cash Sweep Event.

(c) Each Hedging Agreement shall provide that no transferee of a Hedge Counterparty under such Hedging Agreement shall be any Person other than a Person meeting the requirements for being a “Hedge Counterparty” hereunder.

SECTION 5.34 Taxation.

(a) Each Obligor shall pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i) such payment is being contested in good faith;

(ii) in each case to the extent required by GAAP, adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Administrative Agent under Section 5.01; and

(iii) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

(b) No Obligor (other than the Guarantor) may change its residence for Tax purposes except with the consent of the Administrative Agent, such consent not to be unreasonably withheld.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated, all Obligations have been paid in full and all Letters of Credit have expired or been canceled (without any pending drawings), the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Security Interests. Each Obligor shall not, and each Obligor shall procure that the Manager does not, create or permit to subsist any Security Interest over the Obligatory Insurances or any other Security Assets or any Related Contract other than:

(a) Permitted Liens; or

(b) with the prior written consent of the Administrative Agent.

SECTION 6.02 Mergers. No Obligor (other than the Guarantor) shall enter into any amalgamation, demerger, merger or corporate reconstruction (other than intercompany mergers and amalgamations which would not otherwise lead to a contravention of this Agreement or any other Loan Document).

SECTION 6.03 Special Purpose Covenants. Unless otherwise stated, references to “Obligor” in this Section 6.03 shall be deemed, for this Section only, to exclude the Guarantor:

(a) No Obligor shall have any employees.

(b) No Obligor shall enter into any contract or agreement with any Person, or conduct any business, or otherwise create or incur any liability to any Person, other than in connection with the acquisition, chartering and disposition of the Security Assets, the making of Loans or otherwise as permitted by the Loan Documents and activities ancillary thereto.

(c) No Obligor shall incur any Indebtedness other than (i) Indebtedness normally associated with the day to day operation of the Collateral Vessels, or otherwise in the normal course of business, (ii) Indebtedness under the Related Contracts and the Loan Documents, (iii) Indebtedness under Intra Group Loans.

(d) No Obligor (other than the Guarantor) shall principally engage in any business other than the direct or indirect ownership, operation and chartering of container vessels and any business incidental or related thereto. The Guarantor shall not principally engage in any business other than the direct or indirect ownership, operation and chartering of seagoing vessels and any business incidental or related thereto.

(e) No Obligor shall own, or otherwise have title to, any deposit account or securities account other than the Charged Accounts.

(f) No Obligor shall create or own any Subsidiary except, in the case of the Borrower, any Vessel Owner.

(g) No Obligor shall be party to any Intra Group Loan Agreement unless the lender under such Intra Group Loan Agreement has fully subordinated its rights thereunder and provided certain other undertakings in accordance with section 5.02 of the Intercreditor Agreement and, in no circumstances, shall the maturity date in respect of any such Intra Group Loan occur on or prior to the Maturity Date.

SECTION 6.04 Payment of dividends. No Obligor shall pay any dividends or make any other distributions (whether by loan or otherwise) to shareholders unless, (a) under Applicable Law and accounting principles in its jurisdiction of incorporation, it is entitled to pay such dividends or make such other distribution, and (b) no Default has occurred and is continuing.

SECTION 6.05 Vessel Substitutions. A Vessel Owner may not substitute a Collateral Vessel with one or more vessels (each a “Substitute Vessel”) unless such vessel substitution is completed subject to and in accordance with the following conditions:

(a) the Borrower provides notice thereof at least five (5) Business Days prior to the date that it wishes the Substitute Vessel to become a Collateral Vessel and the existing Collateral Vessel to be released as a Collateral Vessel;

(b) each Substitute Vessel satisfies the requirements for being a Collateral Vessel hereunder and, on the date on which it becomes a Collateral Vessel, the Administrative Agent shall receive all conditions precedent it would be entitled to receive under Article IV in form and substance satisfactory to the Administrative Agent;

(c) the Borrower provides a Compliance Certificate evidencing such substitution will not give rise to a Default, a Concentration Limit Event, a breach of the Guarantor Financial Covenants, a BB Event or a DSCR Cash Sweep Event (or, during a BB Incurrence Period, a worsening of the BB Ratio), assuming for the purposes of the calculation of such requirements that the substitution had taken place, and no such event shall be continuing; and

(d) such Substitute Vessel shall become a Collateral Vessel on the same date as the existing Collateral Vessel ceases to be a Collateral Vessel for the purposes of the Loan Documents.

SECTION 6.06 Vessel Dispositions and Removals. A Vessel Owner may not sell or dispose of a Collateral Vessel (a “Vessel Disposition”) unless the Vessel Disposition is completed subject to and in accordance with the following conditions:

(a) the Administrative Agent shall have received five (5) Business Days’ prior written notice (a “Disposition Notice”) of any such Vessel Disposition from the Borrower, and such Disposition Notice shall specify the proposed date of the Vessel Disposition, the relevant Collateral Vessel subject of the Vessel Disposition, the proposed buyer, the purchase price, levels of cash deposit and/or letter of credit provided by or on behalf of the proposed buyer and the anticipated Net Sale Proceeds (it being acknowledged that such information may change);

(b) such Vessel Disposition shall not be permitted if, after giving effect to the application of the proceeds thereof, a Default, Concentration Limit Event, breach of the Guarantor Financial Covenants, BB Event or DSCR Cash Sweep Event would occur;

(c) such Vessel Disposition shall not be permitted at any time when a Default, a Concentration Limit Event, a breach of the Guarantor Financial Covenants, a BB Event or a DSCR Cash Sweep Event is continuing, unless such Vessel Disposition or the application of the proceeds thereof would cure such Default, Concentration Limit Event, breach of the Guarantor Financial Covenants, BB Event or DSCR Cash Sweep Event, as applicable;

(d) if, at the time of any Vessel Disposition a BB Incurrence Period exists or would occur as a result of such Vessel Disposition, such Vessel Disposition shall only be permitted if, as a result of such Vessel Disposition, such BB Incurrence Period shall no longer exist or such Vessel Disposition is a Permitted BB Incurrence Threshold Disposal. For these purposes, a “Permitted BB Incurrence Threshold Disposal” is a Vessel Disposition where (i) as a result of such Vessel Disposition, there is no worsening of the BB Ratio and (ii) the aggregate Asset Value of the applicable Collateral Vessel and any other Collateral Vessels which were subject to a Permitted BB Incurrence Threshold Disposal during the previous 12 months does not exceed 15% of the aggregate of the Asset Values of all Collateral Vessels at such time; and

(e) the Administrative Agent shall have received no later than three (3) Business Days prior to the date of such Vessel Disposition a written confirmation from the Borrower:

(i) confirming that such Vessel Disposition is proceeding;

(ii) confirming the date on which such Vessel Disposition is scheduled to be completed (it being acknowledged that such date may change);

(iii) incorporating a representation and warranty from the Borrower in connection with the matters referred to in subsections (b), (c) and (d) above and certifying the BB Ratio and DSCR Ratio following such Vessel Disposition (including the supporting calculations).

In addition, a Vessel Owner may from time to time designate any Collateral Vessel to cease to be a Collateral Vessel, and thereby cause such Vessel to cease to be subject to the terms and conditions of this Agreement, so long as the Vessel Owner would be permitted pursuant to the above provisions to sell or dispose of such Collateral Vessel in circumstances where the proceeds thereof are zero, assuming that all references to any disposition of such Collateral Vessel pursuant to the above provisions referred instead to its removal as a Collateral Vessel.

SECTION 6.07 Year end. No Obligor shall change its financial year end except with prior notice to the Administrative Agent and, in the case of any Obligor other than the Guarantor, prior consent of the Administrative Agent (not to be unreasonably withheld or delayed).

SECTION 6.08 Related Contracts. Subject to Obligors’ right to release, substitute and dispose of Collateral Vessels, no Obligor shall take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause any Obligatory Insurances or Management Agreement to cease to remain in full force and effect and shall use commercially reasonable efforts to procure that each other party to such Related Contract does not take any action, enter into any document or agreement or omit to take any action or to enter into any document or agreement which would, or could reasonably be expected to, cause such Related Contract to cease to remain in full force and effect.

SECTION 6.09 Financial Covenants.

(a) Borrowing Base Ratio. If on any BB Test Date it is determined that a BB Event has occurred and is continuing, the Borrower shall, on the next Payment Date, prepay the Loan in accordance with Section 4.02(a)(viii) of the Intercreditor Agreement; provided that the Borrower shall be permitted to deposit or pledge Additional Security pursuant to Section 6.10 in an amount sufficient to ensure that a BB Event is not continuing after giving effect to such pledge or deposit.

(b) Debt Service Coverage Ratio. On any Test Date a DSCR Cash Sweep Event shall occur if the DSCR Ratio is less than 1.25:1.

(c) Consolidated Tangible Net Worth. The Guarantor must ensure that its Consolidated Tangible Net Worth always equals or exceeds four hundred and fifty million Dollars ($450,000,000).

(d) Gearing. The Guarantor must ensure that its Total Borrowings are always less than 65% of its Total Assets.

(e) Interest and Principal Coverage Ratio. The Guarantor must ensure that its Interest and Principal Coverage Ratio is always greater than or equal to 1.1:1.

(f) Guarantor Cross Default. The Guarantor must ensure its Indebtedness is paid when due (having due regard to any applicable grace period), provided that it shall not be a breach of this subsection if the Guarantor fails to pay its Indebtedness when due but the aggregate amount of such Indebtedness is less than $50,000,000 or its equivalent.

Each of the Guarantor Financial Covenants set forth in sections 6.09(c) to (f) (inclusive) above shall be tested on each Determination Date by reference to each rolling twelve (12) month Measurement Period, and compliance shall be evidenced in the Compliance Certificates.

SECTION 6.10 Creation of Additional Security. The value of any additional security which the Borrower offers to provide pursuant to Section 6.09(a) will only be taken into account for the purposes of determining the BB Ratio if and when:

(a) that additional security, its value and the method of its valuation have been approved by the Administrative Agent (and, where required, the holders of any Additional Secured Debt), provided that (i) cash and (ii) any vessel which could be a Substitute Vessel (by meeting the criteria set forth in Section 6.05 and said conditions are met (other than, for the avoidance of doubt, the removal of any Collateral Vessel)), shall be approved additional security;

(b) a Security Interest over that security has been constituted in favor of the Security Trustee in an approved form and manner;

(c) the Loan Documents have been unconditionally amended in such a manner as the Administrative Agent and Borrower reasonably agree in consequence of that additional security being provided; and

(d) the Administrative Agent, or its duly authorized representative, has received such documents and evidence it may reasonably require in relation to that amendment and additional security including documents and evidence of the type referred to in Article IV in relation to that amendment and additional security and its execution and (if applicable) registration.

SECTION 6.11 No amendment to Related Contracts. No Obligor shall amend or agree to any material amendment to the Obligatory Insurances or the Management Agreements without the prior written consent of the Administrative Agent.

SECTION 6.12 Anti-corruption law. (a) Each Obligor and its Subsidiaries shall conduct their business in compliance with Anti-Corruption Laws; and (b) Each Obligor shall ensure that no proceeds of the Program Debt will be applied in a manner or for a purpose prohibited by Anti-Corruption Laws.

SECTION 6.13 Sanctions. (a) Each Obligor shall ensure that no proceeds of the Program Debt will be made available, directly or indirectly, to or for the benefit of, or used to fund any activities with or business of a Sanctioned Person, or in any country territory that, at the time of such funding, is the subject of Sanctions, or otherwise applied in a manner or for a purpose prohibited by Sanctions or Anti-Corruption Laws, or which would result in a violation of Sanctions by any person (including any person participating in the Program Debt, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise); (b) each Obligor and its Subsidiaries shall remain in compliance with all Sanctions and shall implement a policy for Sanctions in line with the requirements in this Agreement; (c) no Obligor nor their respective Subsidiaries shall fund all or part of any repayment required to be made pursuant to Program Debt out of proceeds directly or indirectly derived from any business, activities or transactions which would be prohibited by Sanctions or which would otherwise cause any Person or a Lender to be in breach of Sanctions or to otherwise become the subject or target of Sanctions; (d) no Obligor nor their respective Subsidiaries shall (and shall procure that no Charterer of any Collateral Vessel will) operate, possess, use, dispose of or otherwise deal with, or procure or allow the ownership, operation, possession, use, disposal of or any other dealing with, each Collateral Vessel or part thereof for any purpose or to any person which would violate or cause any Finance Party to violate, when and as applicable, any Sanctions, any anti-terrorism law or any anti-corruption law in each case applicable to it; and (e) no Obligor will permit the use or operation of any Collateral Vessel (i) in any country or territory that at such time is the subject of Sanctions, (ii) by a Sanctioned Person, or (iii) in any other manner that will result in a violation by any Person, the Finance Parties or any other person participating in the Program Debt (whether as underwriter, advisor, investor or otherwise) of Sanctions.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) any Obligor shall fail to pay any amount payable by it under the Loan Documents in the manner required under the Loan Documents, unless the non-payment is remedied within three Business Days of the due date;

(b) an Obligor shall fail to comply with any term of Sections 3.22, 5.26, 5.27(a), (b), (c) and (f), 6.01, 6.03, 6.09(c) to (e), 6.12 and 6.13;

(c) an Obligor shall fail to comply with any other term of the Loan Documents not already referred to in Section 7.01(b) above, unless the non-compliance: (i) is capable of remedy; and (ii) is remedied within thirty (30) days (or, in the case of Section 5.06(a), three (3) Business Days) of the earlier of (i) the date on which written notice of such failure is delivered to Guarantor and (ii) any Obligor having knowledge of such failure to comply;

(d) a representation made or repeated by an Obligor in any Loan Document or in any document delivered by or on behalf of the Obligor under any Loan Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation: (i) are capable of remedy; and (ii) are remedied within thirty (30) days of the earlier of (i) the date on which written notice of such misrepresentation is delivered to Guarantor and (ii) any Obligor having knowledge of such misrepresentation;

(e) a BB Event shall occur and continue uncured for more than six (6) months;

(f) any of the following occurs in respect of an Obligor: (i) any of its Indebtedness is not paid when due (after the expiry of any originally applicable grace period); (ii) any of its Indebtedness: (A) becomes prematurely due and payable; or (B) is placed on demand; or (C) is capable of being declared by a creditor to be prematurely due and payable or being placed on demand, in each case, as a result of an event of default (howsoever described) and after the expiry of any applicable grace period; or (iii) any commitment for its Indebtedness is cancelled or suspended as a result of an event of default (howsoever described), unless, in the case of the Guarantor, the aggregate amount of Indebtedness falling within (i) to (iii) above is less than US$50,000,000 or its equivalent;

(g) any of the following occurs in respect of an Obligor: (i) it is deemed for the purposes of any Applicable Law to be, unable to pay its debts as they fall due or insolvent; (ii) it admits its inability to pay its debts as they fall due; (iii) it suspends making payments on any of its debts or announces an intention to do so; or (iv) a moratorium is declared in respect of any of its indebtedness, provided that if a moratorium occurs in respect of an Obligor, the ending of the moratorium will not remedy any Event of Default caused by the moratorium;

(h) any of the following occurs in respect of an Obligor: (i) any step is taken with a view to a moratorium, a composition, assignment or similar arrangement with any of its creditors; (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution to petition for or to file documents with a court for its winding-up, administration or dissolution or any such resolution is passed; (iii) any person presents a petition, or files documents with a court for its winding-up, administration or dissolution; (iv) an order for its winding-up, administration or dissolution is made; (v) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets; (vi) its directors, shareholders or other officers request the appointment of or give notice of their intention to appoint a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, receiver and manager, administrative receiver, administrator or similar officer; or (vii) any other analogous step or procedure is taken or appointment is made in any jurisdiction, provided that subsections (i) to (vii) above shall not apply to a frivolous or vexatious petition for winding-up presented by a creditor in respect of an Obligor which is being contested in good faith and with due diligence and is discharged or struck out within, in the case of an Obligor (other than Guarantor), thirty (30) days or, in the case of the Guarantor, sixty (60) days;

(i) any attachment, sequestration, distress, execution, enforcement action or analogous event affects any asset(s) of the Obligors and, in relation to the Guarantor only, the same is not discharged or stayed pending appeal within sixty (60) days;

(j) an Obligor suspends, ceases, or threatens to suspend, cease, to carry on all or, in the case of the Guarantor, a material portion of its business, provided that lay-up of a Collateral Vessel or other action in the ordinary course of business shall not constitute a suspension of business by a Vessel Owner for these purposes;

(k) (i) an Obligor (other than Guarantor) fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $25,000 or (ii) Guarantor fails to comply with or pay any sum due from it under any final judgment or any final order made or given by any court of competent jurisdiction in a non-appealable judgment or order with respect to which the amount in controversy exceeds $50,000,000;

(l) the Borrower ceases to be a direct wholly owned Subsidiary of the Guarantor;

(m) any Obligor (other than the Borrower or the Guarantor) ceases to be a wholly owned subsidiary of the Borrower, except in connection with a permitted disposal of a Collateral Vessel in accordance with the Loan Documents;

(n) it is or becomes unlawful for an Obligor to perform any of its material obligations under the Loan Documents or any Related Contract as a result of the act or inaction of an Obligor; or any material provision of a Loan Document is not effective or is alleged by the Borrower to be ineffective for any reason; or any material provision of a Loan Document is not effective or is alleged by any Party (other than a Finance Party, the Borrower or the Account Bank) to be ineffective for any reason; or an Obligor repudiates any material provision of a Loan Document or evidences an intention to repudiate any material provision of a Loan Document; or any Party (other than a Finance Party or the Account Bank) repudiates or rescinds any material provision of a Loan Document or evidences an intention to repudiate or rescind any material provision of a Loan Document;

(o) any of the Security Documents ceases to be valid in any material respect or any of those Security Documents creating a Security Interest in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee as a result of the act or inaction of an Obligor, provided that no Event of Default shall occur under this provision (i) if (A) the applicable Security Documents relate to certain Collateral Vessels only and the Asset Values of such Collateral Vessels account for no more than seven point five per cent. (7.5%) of the aggregate Asset Values of all Collateral Vessels, and (B) the Borrower remedies such circumstances within 10 days (and during such period the Borrower is diligently taking action to remedy such circumstances), or (ii) if, on the date any Security Document to which a Collateral Vessel or the applicable Vessel Owner is subject ceases to be valid in any material respect or any Security Document creating a Security Interest in such Collateral Vessel or the applicable Vessel Owner in favor of the Security Trustee ceases to provide a perfected first priority security interest in favor of the Security Trustee in such Collateral Vessel or the applicable Vessel Owner, such Collateral Vessel is subject to a Vessel Disposition or otherwise ceases to be a Collateral Vessel under and in accordance with the provisions of Sections 6.05 or 6.06;

(p) [Reserved];

(q) the registration of any Collateral Vessel at the registry of any Approved Flag State is cancelled or any Collateral Vessel is arrested or otherwise detained and such Collateral Vessel is not released within thirty (30) days, provided that no Event of Default shall occur under this provision (i) if (A) the applicable circumstances relate to certain Collateral Vessels only and the Asset Values of such Collateral Vessels account for no more than ten per cent. (10%) of the aggregate Asset Values of all Collateral Vessels, and (B) the Borrower remedies such circumstances within 10 days (and during such period the Borrower is diligently taking action to remedy such circumstances), which period shall, in the case of any arrest or detention be in addition to the thirty (30) day period above, or (ii) if, on the date of the applicable cancellation in the case of any cancellation of the registration of any Collateral Vessel at the registry of any Approved Flag State or prior to the expiry of the thirty (30) day in the case of arrest or detention of a Collateral Vessel, such Collateral Vessel is subject to a Vessel Disposition or otherwise ceases to be a Collateral Vessel under and in accordance with the provisions of Sections 6.05 or 6.06;

(r) any Obligor, or anyone acting through an Obligor, makes any withdrawal from, or instructs an Account Bank to make any payment from, any Charged Account, other than in accordance with article IV of the Intercreditor Agreement;

(s) any other event or circumstance occurs which gives rise to a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:

(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately;

(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

(iii) require that the Borrower Cash Collateralize the L/C Obligations as provided in Section 2.19(a); and

(iv) exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents and/or in respect of the Security Assets;

provided that, in case of any event with respect to the Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder, shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as provided in clause (iii) above shall automatically become effective, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII

AGENCY

SECTION 8.01 Appointment and Authority. Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent shall, unless a contrary indication appears in a Loan Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Administrative Agent in accordance with any instructions given to it by (a) all Lenders or the relevant proportion of the Lenders if the relevant Loan Document stipulates the matter is, as applicable, an all Lender decision or a decision requiring some specified proportion of the Lenders and (b) in all other cases, the Required Lenders. Except as otherwise provided in Section 8.06(b), the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 9.02), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, increase, reinstatement or renewal of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07 Non-Reliance on Agents and Other Lenders. Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08 No Other Duties. Anything herein to the contrary notwithstanding, the Structuring Agent, the Lead Bookrunner, the Mandated Lead Arrangers and Bookrunners, the Lead Arrangers and the Co-documentation Agent, each listed on the cover page hereof, shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 9.03.

SECTION 8.10 Intercreditor Agreement

Each of the Lenders, each Issuing Bank and each Hedge Counterparty hereby instructs the Administrative Agent to enter into the Intercreditor Agreement and agrees, for the enforceable benefit of all holders of all existing and future Secured Obligations and each existing and future Secured Lien Representative, to each of the matters set out in paragraphs (1) to (3) of the definition of Lien Sharing and Priority Confirmation in the Intercreditor Agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Notices; Public Information.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(i) if to the Borrower, to it at Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China, Attention of Chief Financial Officer (Facsimile No. +852 2540 1689; Telephone No. +852 2540 1696; Email: rccourson@seaspanltd.ca and legal@seaspanltd.ca);

(ii) if to the Guarantor, to it at Unit 2, 2nd Floor, Bupa Centre, 141 Connaught Road West, Hong Kong, China, Attention of Chief Financial Officer (Facsimile No. +852 2540 1689; Telephone No. +852 2540 1696; Email: rccourson@seaspanltd.ca and legal@seaspanltd.ca);

(iii) if to the Administrative Agent, to Citibank, N.A. at Citibank Delaware, 1615 Brett Road, OPS III, New Castle, DE 19720, USA, Attention of Agency Operations (Facsimile No. +1 (646) 274-5080; Telephone No. +1 (302) 894-6010; Email: GlAgentOfficeOps@Citi.com);

(iv) if to any Issuing Bank, to it at the address provided in writing to the Administrative Agent and the Borrower at the time of its appointment as an Issuing Bank hereunder; and

(v) if to a Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Platform.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on the Platform.

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

(e) [Reserved]

SECTION 9.02 Waivers; Amendments.

(a) No Waiver; Remedies Cumulative; Enforcement. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege, or any abandonment or discontinuance of steps to enforce such a right remedy, power or privilege, preclude any other or further exercise thereof or the exercise of any other right remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the Loan Documents are cumulative and are not exclusive of any rights, remedies, powers or privileges that any such Person would otherwise have.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors (and to direct instruct the Security Trustee in accordance with the Intercreditor Agreement) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.01 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) each Issuing Bank from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.12) or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise provided to the Administrative Agent pursuant to Section 8.01 and (y) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights or remedies available to it and as authorized by the Required Lenders.

(b) Amendments, Etc. Except as otherwise expressly set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing executed by the Guarantor, the Borrower and the Required Lenders, and acknowledged by the Administrative Agent, or by the Guarantor, the Borrower and the Administrative Agent with the consent of the Required Lenders, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(i) extend or increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Article IV or the waiver of any Default shall not constitute an extension or increase of any Commitment of any Lender);

(ii) reduce the principal of, or rate of interest specified herein on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly and adversely affected thereby (provided that only the consent of the Required Lenders shall be necessary (x) to amend the definition of “Default Rate” or to waive the obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant (or any defined term directly or indirectly used therein), even if the effect of such amendment would be to reduce the rate of interest on any Loan or other Obligation or to reduce any fee payable hereunder);

(iii) postpone any date scheduled for any payment of principal of, or interest on, any Loan or any L/C Disbursement, or any fees or other amounts payable hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly and adversely affected thereby;

(iv) change Section 2.12 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(v) waive any condition set forth in Article IV without the written consent of, in the case of any condition set forth in Section 4.01 and Section 4.02(h), each Lender and, in the case of any other condition set forth in Article IV, the consent of the Required Lenders but as if the reference in the definition of Required Lenders to “50%” referred to “66 2/3%”;

(vi) change Section 2.05(d) in a manner that would permit the expiration date of any Letter of Credit to occur after the Commitment Termination Date without the consent of each Lender;

(vii) waive or amend any provision of Sections 3.22, 6.12 or 6.13 and any related sanctions definitions therein without the consent of each Lender; or

(viii) change any provision of this Section or the percentage in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, (B) any Issuing Bank, unless in writing executed by such

Issuing Bank, and (C) any Hedge Counterparty, unless in writing executed by such Hedge Counterparty, in each case in addition to the Borrower and the Lenders required above, provided that the consent of any Hedge Counterparty shall only be required in these circumstances if the applicable Hedge Counterparty or an Affiliate of that Hedge Counterparty is a Lender and if the applicable amendment, waiver or consent has the effect of (1) changing the position or priority of any Hedge Counterparty in the application of payments as set out in Section 4.02 of the Intercreditor; (2) changing the entitlement of any Hedge Counterparty to share in the Collateral and/or its interest therein; or (3) imposing an obligation on any Hedge Counterparty.

Notwithstanding anything herein to the contrary, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent that by its terms requires the consent of all the Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, or the maturity of any of its Loan may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (y) any amendment, waiver or consent requiring the consent of all the Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than the other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything in this Section to the contrary, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders to the Administrative Agent within ten Business Days following receipt of notice thereof.

SECTION 9.03 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders, the Administrative Agent and their Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, where applicable, in accordance with previously agreed fee arrangements) in connection with the syndication of the Facilities, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the documented fees, charges and disbursements of one counsel for the Administrative Agent and one additional counsel in any applicable local jurisdiction, one counsel for the Lenders and any Issuing Bank as a whole (and one additional counsel in the event of an actual conflict of interest) and, in each case, such other counsel as may be agreed with the Borrower) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Party (and any sub-agent thereof), the Account Bank, each Lender, each Hedge Counterparty, each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) any costs associated with any Default hereunder or the enforcement of the Security Documents or acceleration of the Loans, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Applicable Percentage at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than 10 days after demand therefor.

(f) Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

SECTION 9.04 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor the Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign or transfer to any bank, financial institution, insurance company or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in financing loans (an “Eligible Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(ii) Required Consents. The consent of the Borrower (such consent not to be unreasonably withheld or delayed, and shall be deemed given if the Borrower has not rejected the proposed assignment within 10 Business Days of the Borrower’s receipt of written request for consent) shall be required unless the assignee is a Lender or an Affiliate of a Lender (so long as such Affiliate is engaged in making commercial loans or similar extensions of credit in the ordinary course of its business), or any Event of Default has occurred and is continuing at the time of assignment.

(iii) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $5,000; provided that the Administrative Agent may, in its sole discretion or upon instruction by the Structuring Agent, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(iv) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(v) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) such Lender retains the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement, provided that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.02(b) which requires the consent of all Lenders. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.03(b) with respect to any payments made by such Lender to its Participant(s).

The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in any Loan Document or other documents delivered in connection herewith or therewith or pursuant hereto or thereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery hereof and thereof and the making of the Credit Extensions hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Commitments have not expired or been terminated. The provisions of Sections 2.13, 2.14, 9.03, 9.15 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment in full of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provision of this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or any Issuing Bank, as applicable, then such provision shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch office or Affiliate of such Lender or such Issuing Bank different from the branch office or Affiliate holding such deposit or obligated on such indebtedness.

SECTION 9.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12 Treatment of Certain Information; Confidentiality. Each of the Parties or any person who becomes a Party, whether or not any such Party or person ceases to be a Party, shall not (i) without the express prior written consent of the other Parties, issue any press release in relation to the transactions evidenced by this Agreement and the other Loan Documents, or (ii) disclose to any other person (other than another Party to a Loan Document) the Loan Documents or any Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any Security Document or any action or proceeding relating to this Agreement or any other Loan Document or any Security Document or the enforcement of rights hereunder or thereunder; (f) to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, in each case provided such recipient(s) have signed a confidentiality agreement consistent with this Section 9.12; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) to any central bank or Federal Reserve Bank to whom or for whose benefit a Lender charges, assigns or otherwise creates Security Interest (or may do so) pursuant to Section 9.04(e); (i) with the consent of the Party who has provided such Confidential Information; (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower who did not acquire such information as a result of a breach of this Section, or (k) to its auditors, legal, insurance or other professional advisors or insurers or underwriters of any member of the group of companies of which such party is a member. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section, “Confidential Information” means this Agreement and the other Loan Documents and the transactions contemplated hereby and all information received from any other Party to this Agreement or any of its Subsidiaries or any of their respective businesses, relating to such Party’s business, financial or other covenants, other than any such information that is available to the receiving Party on a nonconfidential basis prior to disclosure by the disclosing Party; provided that, in the case of such information received after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13 PATRIOT Act. The Administrative Agent and each Lender subject to the PATRIOT Act hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Administrative Agent and such Lender, , which information includes the name and address of the Borrower and Obligors and other information that will allow the Administrative Agent and such Lender to identify the Borrower and Obligors in accordance with the PATRIOT Act. Accordingly, each Party agrees to provide to the Administrative Agent and each such Lender upon their request from time to time such identifying information and documentation as may be available in order to enable the Administrative Agent and each such Lender to comply with the requirements of the PATRIOT Act.

SECTION 9.14 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under Applicable Law (collectively, “charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all charges payable in respect thereof, shall be limited to the Maximum Rate. To the extent lawful, the interest and charges that would have been paid in respect of such Loan but were not paid as a result of the operation of this Section shall be cumulated and the interest and charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the amount collectible at the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate for each day to the date of repayment, shall have been received by such Lender. Any amount collected by such Lender that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan exceed the maximum amount collectible at the Maximum Rate.

SECTION 9.15 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Borrower and its Subsidiaries and the Structuring Agent, the Administrative Agent, any Issuing Bank, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Structuring Agent, the Administrative Agent, any Issuing Bank or any Lender has advised or is advising the Borrower or any Subsidiary on other matters, (ii) the arranging and other services regarding this Agreement provided by the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person; (ii) none of the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by Law, the Borrower hereby waives and releases any claims that it may have against any of the Structuring Agent, the Administrative Agent, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

SECTION 9.18 QFC Provisions. The following provisions apply to the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”):

(a) The parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i) In the event a Covered Entity that is party to a Supported QFC or to any QFC Credit Support (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.

(ii) In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support

(b) In addition, the parties agree that:

(i) Notwithstanding anything to the contrary in the Loan Documents or any other agreement, but without prejudice to the requirements of Section 9.18(a), (1) Default Rights under the Loan Documents that might otherwise apply to a Supported QFC or any QFC Credit Support may not be exercised against a Covered Party if such Default Rights are related, directly or indirectly, to a BHC Act Affiliate of such Covered Party becoming subject to Insolvency Proceedings, except to the extent such exercise would be permitted under 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable; and (2) nothing in the Loan Documents or any other agreement shall prohibit the transfer of any Covered Affiliate QFC Credit Support, any interest or obligation in or under, or any property securing, such Covered Affiliate QFC Credit Support to a Transferee upon or following a BHC Act Affiliate of the Covered Party becoming subject to Insolvency Proceedings, unless the transfer would result in the party supported thereby being the beneficiary of such Covered Affiliate QFC Credit Support in violation of any law applicable to such party.

(ii) After a BHC Act Affiliate of a Covered Party has become subject to Insolvency Proceedings, if any party to the Loan Documents, any Supported QFC or any QFC Credit Support seeks to exercise any Default Right against such Covered Party with respect to such Supported QFC or such QFC Credit Support, the party seeking to exercise such Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c) As used in this Section 9.18, the following terms have the following meanings;

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Covered Affiliate QFC Credit Support” means, in respect of a Supported QFC to which a Covered Party is the direct party, QFC Credit Support provided by a Covered Party that is a BHC Act Affiliate of such direct party.

(iv) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(v) “Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

(vi) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(vii) “Transferee” means, in respect of any Covered Affiliate QFC Credit Support, a person to whom such Covered Affiliate QFC Credit Support is transferred upon the provider of such Covered Affiliate QFC Credit Support becoming subject to Insolvency Proceedings or thereafter as part of its resolution, restructuring, or reorganization.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SEASPAN HOLDCO III LTD.

by	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

SEASPAN CORPORATION

by	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

LENDERS

CITIBANK, N.A., as Lender and as Administrative Agent and as Mandated Lead Arranger and as Lead Bookrunner

By	/s/ Joseph Shanahan
Name: Joseph Shanahan
Title: Vice President Citibank N.A.

CITIGROUP GLOBAL MARKETS INC., as Sole Structuring Agent

By	/s/ Lawrence Cyrlin
Name: Lawrence Cyrlin
Title: Managing Director

BANK OF MONTREAL, as Lender and as Mandated Lead Arranger and Bookrunner

By	/s/ Ben Rough
Name: Ben Rough
Title: Director

WELLS FARGO BANK, N.A., as Lender and as Mandated Lead Arranger and Bookrunner

By	/s/ Emily Alt
Name: Emily Alt
Title: Managing Director

BNP PARIBAS, as Lender and as Lead Arranger

By	/s/ Ngai Po Chun, Polly
Name: Ngai Po Chun, Polly
Title: Director

By	/s/ LAU Kwong Wang Joshua
Name: LAU Kwong Wang Joshua
Title: Director

NATIONAL AUSTRALIA BANK LIMITED, as Lender and as Lead Arranger

By	/s/ Daniel Carr
Name: Daniel Carr
Title: Director

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH, as Lender and as Lead Arranger

By	/s/ David Gore
Name: David Gore
Title: Managing Director

By	/s/ Edmond Tam
Name: Edmond Tam
Title: Risk Manager

BANK SINOPAC, as Lender and as Co-documentation Agent

By	/s/ Peter Lo
Name: Peter Lo
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By	/s/ Alison R Hook
Name: Alison R Hook
Title: Senior Vice President

CANADIAN WESTERN BANK, as Lender

By	/s/ John Cherian
Name: John Cherian
Title: AVP, Corporate Lending

By	/s/ Stan Seto
Name: Stan Seto
Title: AVP, Corporate Lending

FÉDÉRATION DES CAISSES DESJARDINS DU QUÉBEC, as Lender

By	/s/ Dominique Parizeau
Name: Dominique Parizeau
Title: Managing Director, Corporate Banking

By	/s/ Sid Kashinath
Name: Sid Kashinath
Title: Director, Corporate Banking

JPMORGAN CHASE BANK, N.A., as Lender

By	/s/ Christina Caviness
Name: Christina Caviness
Title: Vice President

COAST CAPITAL SAVINGS FEDERAL CREDIT UNION,
as Lender

By /s/ Mark Beck
Name: Mark Beck
Title: Senior Manager

CTBC BANK CO., LTD., as Lender

By	/s/ Ting Chen
Name: Ting Chen
Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, as Lender

By	/s/ Michael Scott
Name: Michael Scott
Title: Authorized Signatory

By	/s/ Thomas MacGregor
Authorized Signatory

ABN AMRO CAPITAL USA LLC, as Lender

By	/s/ Amit Wynalda
Name: Amit Wynalda
Title: Executive Director

By	/s/ Michael Choina
Name: Michael Choina
Title: Managing Director

Schedule 1.01

Estimated add back related to vessel depreciation:

Date	Amount of Add Back (US$)
30-Jun-19	111,613,000
30-Sep-19	109,868,000
30-Dec-19	108,123,000
31-Mar-20	106,378,000
30-Jun-20	104,633,000
30-Sep-20	102,888,000
30-Dec-20	101,143,000
31-Mar-21	99,398,000
30-Jun-21	97,653,000
30-Sep-21	95,908,000
30-Dec-21	94,163,000
30-Mar-22	92,418,000
30-Jun-22	90,673,000
30-Sep-22	88,928,000
30-Dec-22	87,183,000
31-Jan-23	85,438,000
28-Feb-23	83,693,000
31-Mar-23	81,948,000
30-Apr-23	80,203,000
31-May-23	78,458,000
30-Jun-23	76,713,000
31-Jul-23	74,968,000
31-Aug-23	73,223,000
30-Sep-23	71,478,000
31-Oct-23	69,733,000
30-Nov-23	67,988,000
31-Dec-23	66,243,000
31-Jan-24	64,498,000
29-Feb-24	62,753,000
31-Mar-24	61,008,000
30-Apr-24	59,263,000
31-May-24	57,518,000
30-Jun-24	55,773,000

The above table applies to the following Vessels:

•	Seaspan Hamburg

•	Seaspan Chiwan

•	Seaspan Ningbo

•	Seaspan Dalian

•	Seaspan Felixstowe

•	Seaspan Oceania

•	Seaspan Vancouver

•	Seaspan New York

•	CSCL Africa

•	CSCL Sydney

Schedule 2.01

Commitments and Lenders

Term Loan Commitments:

Name of Lender	Term Loan Commitment
Citibank, N.A.	$84,000,000
Bank of Montreal	$84,000,000
Wells Fargo Bank, N.A.	$84,000,000
Société Générale, Hong Kong Branch	$68,000,000
National Australia Bank Limited	$68,000,000
BNP Paribas	$68,000,000
Bank Sinopac	$44,000,000
ABN AMRO Capital USA LLC	$40,000,000
Bank of America, N.A.	$40,000,000
Canadian Imperial Bank of Commerce	$40,000,000
Canadian Western Bank	$40,000,000
CTBC BANK CO., LTD.	$40,000,000
Fédération des caisses Desjardins du Québec	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
Coast Capital Savings Federal Credit Union	$20,000,000

TOTAL	$800,000,000

Revolving Loan Commitments:

Name of Lender	Revolving Loan Commitment
Citibank, N.A.	$21,000,000
Bank of Montreal	$21,000,000
Wells Fargo Bank, N.A.	$21,000,000
Société Générale, Hong Kong Branch	$17,000,000
National Australia Bank Limited	$17,000,000
BNP Paribas	$17,000,000
Bank Sinopac	$11,000,000
ABN AMRO Capital USA LLC	$10,000,000
Bank of America, N.A.	$10,000,000
Canadian Imperial Bank of Commerce	$10,000,000
Canadian Western Bank	$10,000,000
CTBC BANK CO., LTD.	$10,000,000
Fédération des caisses Desjardins du Québec	$10,000,000
JPMorgan Chase Bank, N.A.	$10,000,000
Coast Capital Savings Federal Credit Union	$5,000,000
TOTAL	$200,000,000

Schedule 2.02

Concentration Limits

Non-compliance with the requirements set out below (the “Concentration Limit Requirements”) shall constitute a “Concentration Limit Event”, to be tested on each Concentration Test Date:

1.	Charterer Concentration:

a.	No single Charterer group (being any Charterer and its Affiliates) of a Collateral Vessel shall account for 35% or more of the Collateral Vessels (calculated on the basis of Asset Values)

b.	The top 3 Charterer groups (being any Charterer and its Affiliates) of Collateral Vessels shall not account for 80% or more of the Collateral Vessels (calculated on the basis of Asset Values)

2.	TEU Class:

a.	<3,000 TEU: No more than 30% of the Collateral Vessels (calculated on the basis of Asset Values)

b.	>=3,000 and <8,000 TEU: No more than 50% of the Collateral Vessels (calculated on the basis of Asset Values)

c.	>=8,000 and <12,000 TEU: No more than 75% of the Collateral Vessels (calculated on the basis of Asset Values)

d.	>=12,000 and <16,500 TEU: No more than 75% of the Collateral Vessels (calculated on the basis of Asset Values)

e.	>=16,500 and <22,000 TEU: No more than 20% of the Collateral Vessels (calculated on the basis of Asset Values)

3.	Age:

a.	Weighted average age of all Collateral Vessels (calculated on the basis of Asset Values) shall be less than 12 years

b.	No single Collateral Vessel shall be older than 18 years

4.	Remaining Charter Term: weighted remaining charter term of all Collateral Vessels (calculated on the basis of Asset Values) shall be not less than 12 months

5.

Bareboat Charters: No Collateral Vessel may be bareboat or demise chartered to a person other than a Eligible Bareboat Charterer, and no more than 50% of the Collateral Vessels (calculated on the basis of Asset Values) shall be subject to a bareboat or demise charter to an Eligible Bareboat Charterer. “Eligible Bareboat Charterer” means (i) A.P Møller—Mærsk A/S, MSC Mediterranean Shipping Company S.A., COSCO SHIPPING Lines Co., Ltd, CMA CGM, Hapag-Lloyd Aktiengesellschaft, Ocean Network Express Pte. Ltd., Evergreen Group, Yang Ming Marine Transport Corporation, and Hyundai Merchant Marine, (ii) any other entity consented to by the Administrative Agent, such consent not to be unreasonably withheld, and (iii) any Subsidiary or Affiliate of an entity described in clause (i) or (ii) the charter obligations of which are guaranteed by such entity

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including any letters of credit and guarantees included in such facilities), and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]: _________________________________________

2.	Assignee[s]: _________________________________________

3.	Borrower: _________________________________________

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

4.	Administrative Agent: ______________________, as the administrative agent under the Credit Agreement

5.

Credit Agreement: The Credit Agreement dated as of _______ among [name of Borrower], Seaspan Corporation, as guarantor, the Lenders parties thereto, Citibank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders[8]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ______________][10]

[Page break]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:    _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][13] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:
Title:

[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[Consented to:]

[BORROWER]

By:

Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents [or any collateral thereunder], (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts that have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts that have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE dated _____________, 20___ (this “Certificate”). Unless otherwise defined herein, terms defined in the Credit Agreement (as defined below) are used herein as therein defined.

Pursuant to Section 5.02 of the Credit Agreement, dated as of [__], 2019 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (inter alios) Seaspan Holdco III Ltd., as Borrower, Seaspan Corporation, as a Guarantor, the several banks and other financial institutions or entities from time to time party hereto as Lenders, Citibank, N.A., as administrative agent and sole structuring agent, and Citibank, N.A., Wells Fargo Bank, N.A. and Bank of Montreal, as mandated lead arrangers and bookrunners, an authorized officer of the Borrower and the Guarantor does hereby certify as follows, as of _____________, 20___:

(i)	Annex A to this Certificate lists the Collateral Vessels and related information;

(ii)

the DSCR Ratio was _____ [and the DSCR Ratio, taking account of the [Vessel Disposition]/[substitution of Collateral Vessel [____] for Substitute Vessel [____]]/[Credit Extension to be made on the date hereof]/[removal of Collateral Vessel [____] from the Collateral]/[Total Loss of Collateral Vessel [____]] (the “Relevant Event”) will be _____][1]. [No DSCR Cash Sweep Event is continuing or will occur as a result of the Relevant Event[2].] The calculation of such ratio[s] is set forth in Annex B to this Certificate.

(iii)

the BB Ratio was _____ [and the BB Ratio, taking account of the Relevant Event will be _____][3]. [No [BB Incurrence Period or] BB Event is continuing or will occur as a result of the Relevant Event[4].] The calculation of such ratio[s] is set forth in Annex C to this Certificate[. [The Vessel Disposal is a Permitted BB Incurrence Threshold Disposal and calculations in respect thereof are included in Annex C to this Certificate] [5];

(iv)

the Consolidated Tangible Net Worth of the Guarantor is [____] [and the Consolidated Tangible Net Worth of the Guarantor, taking account of the Relevant Event, will be [____]][6]. Calculations and supporting information in respect thereof is set forth in Annex D to this Certificate;

(v)

the Total Borrowings of the Guarantor is [____] and Total Assets of the Guarantor is [____] [and, taking account of the Relevant Event, Total Borrowings of the Guarantor will be [____] and Total Assets of the Guarantor will be [____]][7]. Calculations and supporting information in respect thereof is set forth in Annex E to this Certificate;

(vi)	the Interest and Principal Coverage Ratio of the Guarantor is [____] [and the Interest and Principal Coverage Ratio of the Guarantor, taking account of the Relevant Event, will be

[1]	Note: appropriate wording to be selected for relevant Compliance Certificate.
[2]	Note: to be included if applicable.
[3]	Note: to be included if applicable.
[4]	Note: to be included if applicable.
[5]	Note: to be included if applicable.
[6]	Note: to be included if applicable.
[7]	Note: to be included if applicable.

[____]][8]. Calculations and supporting information in respect thereof is set forth in Annex F to this Certificate;

(vii)

calculations in relation to the Concentration Limit Requirements are set forth in Annex G to this Certificate, together, if applicable, with calculations as to the Asset Values of Collateral Vessels which are excluded from the Borrowing Base due to any Concentration Limit Event. A Concentration Limit Event is [not] continuing[. Annex G also sets out the Concentration Limit Requirements taking account of the Relevant Event and the Relevant Event will not give rise to a Concertation Limit Event];

(viii)	the Borrower is in compliance with the Hedging Requirement. The notional principal amount hedged by the Hedging Agreements is [____] and the Hedgeable Loan Amount is [____];

(ix)	[no Default or Event of Default has occurred and is continuing][9];

(x)	[the Relevant Event will not give rise to a Default or an Event of Default;] [10]

(xi)	[Annex H to this Certificate sets forth the payment(s) to be made from the Collateral Account on the next Payment Date;][11]

(xii)	This Certificate attaches true copies of all appraisals required in connection with the Asset Value of each Collateral Vessel.

[8]	Note: to be included if applicable.
[9]	Note: if this statement cannot be given, relevant Default or Event of Default, and details thereof, should be specified.
[10]	Note: to be included if applicable.
[11]	Note: to be included for Compliance Certificates provided following a Determination Date.

IN WITNESS WHEREOF, the Borrower and the Guarantor have caused this Certificate to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

SEASPAN HOLDCO III LTD., as Borrower

By:
Name: Title:

SEASPAN CORPORATION, as Guarantor

By:
Name: Title:

ANNEX A to Compliance Certificate25

No.	Collateral Vessel		Charterer		Charter Expiry Date		Remaining Charter Term		Eligible Charter		Asset Value			Market Value			DCF Value			Contracted Net Cash Flow			Present Value of Contracted Net Cash Flow			Terminal Value
1.	[___	]	[___	]	[___	]	[___	]	[Yes/No	]	US$	[___	]	US$	[___	]	US$	[___	]	US$	[___	]	US$	[___	]	US$	[___	]

[25]

Note: due to confidentiality and disclosure restrictions, MSI Terminal Values are not permitted to be disclosed to the Lenders. Compliance Certificate provided to the Administrative Agent shall include the two columns highlighted in grey but a redacted version shall also be provided which shall have the contents of these columns redacted and this form shall be provided to the Lenders.

ANNEX B to Compliance Certificate

[Borrower to complete required information / calculations]

ANNEX C to Compliance Certificate

[Borrower to complete required information / calculations]

ANNEX D to Compliance Certificate

[Borrower to complete required information / calculations]

ANNEX E to Compliance Certificate

[Borrower to complete required information / calculations]

ANNEX F to Compliance Certificate

[Borrower to complete required information / calculations]

ANNEX G to Compliance Certificate

[Borrower to complete required information / calculations]

[ANNEX H to Compliance Certificate

[Borrower to set out Collateral Account payment]]

EXHIBIT C

IDENTIFIED VESSELS

Vessel #	Vessel Name	TEU Class	Build Date	Age (Yrs)[1]	Charterer	Charter Expiry Date	Remaining Charter Term (Yrs.)[1]	Eligible Charter[1]
1	CSCL Panama	2500	5/12/2008	11.0	COSCO	3/14/2020	0.9	Yes
2	CSCL Sao Paulo	2500	8/7/2008	10.7	COSCO	6/11/2020	1.1	Yes
3	CSCL Montevideo	2500	9/2/2008	10.7	COSCO	7/6/2020	1.2	Yes
4	CSCL Lima	2500	10/13/2008	10.6	COSCO	8/15/2020	1.3	Yes
5	CSCL Santiago	2500	11/6/2008	10.5	COSCO	9/8/2020	1.4	Yes
6	CSCL San Jose	2500	11/28/2008	10.4	COSCO	10/1/2020	1.4	Yes
7	CSCL Callao	2500	4/8/2009	10.1	COSCO	2/9/2021	1.8	Yes
8	CSCL Manzanillo	2500	9/18/2009	9.6	COSCO	7/23/2021	2.2	Yes
9	Seaspan New Delhi	4250	10/18/2005	13.5	COSCO	8/20/2019	0.3	Yes
10	Seaspan Dubai	4250	1/3/2006	13.3	COSCO	9/7/2019	0.4	Yes
11	Seaspan Jakarta	4250	2/21/2006	13.2	COSCO	8/12/2019	0.3	No
12	Seaspan Saigon	4250	4/6/2006	13.1	Hapag-Lloyd	8/15/2019	0.3	Yes
13	Seaspan Lahore	4250	7/11/2006	12.8	ARKAS	5/17/2019	0.0	No
14	Rio Grande Express	4250	10/20/2006	12.5	Hapag-Lloyd	8/15/2019	0.3	Yes
15	Seaspan Santos	4250	11/13/2006	12.5	COSCO	10/11/2019	0.4	Yes
16	Seaspan Rio de Janeiro	4250	3/28/2007	12.1	Maersk	9/17/2020	1.4	Yes
17	Seaspan Manila	4250	5/23/2007	11.9	KMTC	7/20/2019	0.2	No
18	Berlin Bridge	4500	5/9/2011	8.0	ONE	12/1/2020	1.6	Yes
19	Budapest Bridge	4500	8/1/2011	7.8	ONE	12/1/2020	1.6	Yes
20	Seaspan Ganges	10000	3/20/2014	5.1	Hapag- Lloyd	3/28/2022	2.9	Yes
21	Seaspan Yangtze	10000	5/30/2014	4.9	Hapag- Lloyd	4/11/2022	3.0	Yes
22	Seaspan Zambezi	10000	6/30/2014	4.8	Hapag- Lloyd	3/25/2022	2.9	Yes
23	Maersk Guayaquil	10000	9/18/2015	3.6	Maersk	9/21/2020	1.4	Yes
24	YM Wellhead	14000	4/17/2015	4.0	YM	2/10/2025	5.8	Yes
25	YM Wish	14000	3/31/2015	4.1	YM	1/26/2025	5.7	Yes
26	Seaspan Thames	10000	4/29/2014	5.0	Hapag- Lloyd	4/4/2022	2.9	Yes
27	CMA CGM Tuticorin	10000	3/6/2015	4.2	CMA CGM	4/29/2021	2.0	Yes
28	MOL Brilliance	10000	10/15/2014	4.5	ONE	7/18/2022	3.2	Yes
29	MOL Belief	10000	6/30/2015	3.8	ONE	4/3/2023	3.9	Yes
30	MOL Beauty	10000	4/29/2015	4.0	ONE	2/1/2023	3.8	Yes
31	COSCO Glory	13100	6/10/2011	7.9	COSCO	4/11/2023	4.0	Yes
32	YM World	14000	4/10/2015	4.1	YM	2/2/2025	5.8	Yes
33	YM Wondrous	14000	5/22/2015	3.9	YM	3/17/2025	5.9	Yes
34	YM Wreath	14000	6/26/2017	1.8	YM	4/21/2027	8.0	Yes
35	CSCL Zeebrugge	9600	3/15/2007	12.1	COSCO	1/13/2022	2.7	Yes
36	CSCL Long Beach	9600	7/5/2007	11.8	COSCO	1/21/2022	2.7	Yes

*	Vessel Age and Remaining Charter Term as of May 1, 2019